EXECUTION COPY




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                               ------------------
                               PURCHASE AGREEMENT
                               ------------------



                          dated as of January 25, 1999,


                                     between


                               BE AEROSPACE, INC.,

                                       and

                             SEXTANT AVIONIQUE, INC.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

         1.01.  Certain Defined Terms..........................................1
         1.02.  Other Defined Terms............................................6
         1.03.  Use of Defined Terms...........................................7

                                   ARTICLE II

                                PURCHASE AND SALE

         2.01.  Purchase and Sale..............................................7
         2.02.  Purchase Price.................................................7
         2.03.  Closing........................................................7
         2.04.  Purchase Price Adjustment......................................8

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         3.01.  Incorporation and Authority of Seller..........................9
         3.02.  Organization and Qualification of the Company.................10
         3.03.  Membership Interests of the Company...........................10
         3.04.  Subsidiaries..................................................11
         3.05.  No Conflict...................................................11
         3.06.  Financial Statements..........................................12
         3.07.  Employment Relations..........................................12
         3.08.  Absence of Certain Changes or Events..........................12
         3.09.  Absence of Litigation.........................................15
         3.10.  Compliance with Laws..........................................15
         3.11.  Consents, Approvals, Licenses, Etc............................15
         3.12.  Personal Property.............................................16
         3.13.  Real Property.................................................16
         3.14.  Employee Benefit Matters......................................16
         3.15.  Taxes.........................................................18
         3.16.  Material Contracts............................................19
         3.17.  Brokers.......................................................21
         3.18.  Insurance.....................................................21
         3.19.  No Undisclosed Liabilities....................................21
         3.20.  Environmental Matters.........................................21
         3.21.  Books and Records.............................................23
         3.22.  Intellectual Property.........................................23
         3.23.  Interests in Clients, Suppliers, Etc..........................23

                                      (ii)
                                                                            Page
                                                                            ----

         3.24.  Permits.......................................................24
         3.25.  Year 2000 Problem.............................................24
         3.26.  Inventory; Receivables........................................24
         3.27.  Warranties:  Warranty Claims..................................25
         3.28.  Compensation of Employees.....................................25
         3.29.  Assets........................................................25
         3.30.  Government Contracts..........................................25

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         4.01.  Incorporation and Authority of the Purchaser..................26
         4.02.  No Conflict...................................................26
         4.03.  Consents and Approvals........................................27
         4.04.  Absence of Litigation.........................................27
         4.05.  Investment Purpose............................................27
         4.06.  Financing.....................................................27
         4.07.  Brokers.......................................................27

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.01.  Conduct of Business Prior to the Closing......................27
         5.02.  Access to Information.........................................30
         5.03.  Confidentiality...............................................30
         5.04.  Regulatory and Other Authorizations; Releases; Consents.......30
         5.05.  Projections...................................................31
         5.06.  Non-Competition...............................................32
         5.07.  No Solicitation of Employees..................................32
         5.08.  Further Action................................................32
         5.09.  Transitional Services.........................................32
         5.10.  Conveyance Taxes..............................................32
         5.11.  Exclusive Dealing.............................................32
         5.12.  Financial Statements..........................................33
         5.13.  Transfer of Contracts.........................................33
         5.14.  Transfer of Intellectual Property.............................33

                                   ARTICLE VI

                                EMPLOYEE MATTERS

         6.01.  Employee Benefit Plans........................................34

                                      (iii)
                                                                            Page
                                                                            ----

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         7.01.  Conditions to Obligations of the Seller.......................36
         7.02.  Conditions to Obligations of the Purchaser....................37

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.01.  Survival......................................................39
         8.02.  Indemnification by the Purchaser..............................39
         8.03.  Indemnification by the Seller.................................40
         8.04.  Indemnification Procedures....................................42

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.01.  Termination...................................................44
         9.02.  Effect of Termination.........................................45
         9.03.  Waiver........................................................45

                                    ARTICLE X

                               GENERAL PROVISIONS

         10.01.  Expenses.....................................................45
         10.02.  Notices......................................................46
         10.03.  Public Announcements.........................................47
         10.04.  Headings.....................................................47
         10.05.  Severability.................................................47
         10.06.  Entire Agreement.............................................47
         10.07.  Assignment...................................................48
         10.08.  No Third-Party Beneficiaries.................................48
         10.09.  Waivers and Amendments.......................................48
         10.10.  Specific Performance.........................................48
         10.11.  Governing Law; Dispute Resolution............................48
         10.12.  Counterparts.................................................49

DISCLOSURE SCHEDULE

SECTION

1.01              Officers of the Seller and the Company
2.04              Purchase Price Adjustment Procedure
3.03              Encumbrances
3.04              Subsidiaries
3.05              Conflicts
3.06              1998 Financial Statements; Accounting Procedures
3.08              Certain changes or Events
3.09              Litigation
3.10              Compliance with Laws
3.11              Consents
3.12              Personal Property
3.13              Real Estate
3.14              Benefit Plans
3.15              Taxes
3.16              Material Contracts
3.18              Insurance
3.19              Liabilities
3.20              Employee Benefits
3.21              Books and Records
3.22              Intellectual Property
3.24              Permits
3.25              Year 2000 Problem
3.27              Warranties
3.28              Employee Compensation
3.30              Government Contracts
5.01              Conduct of the Business
7.02(e)           Required Approvals

EXHIBITS

Exhibit 1.01(a)            Form of Operating Agreement
Exhibit 1.01(b)            Form of Guaranty
Exhibit 7.01(h)            Purchaser's Bank Letter
Exhibit 7.02(f)            Seller's Bank Letter

                  PURCHASE AGREEMENT, dated as of January 25, 1999, between BE AEROSPACE, INC., a Delaware corporation (the "Seller"), and SEXTANT AVIONIQUE, INC., a Florida corporation (the "Purchaser").

                  WHEREAS, the Seller owns 98% of the membership interests (the "Interests") in In-Flight Entertainment, LLC, a Delaware limited liability company (the "Company") including: (i) 100% of the Class One Interests in the Company and (ii) 96% of the Class Two Interests in the Company;

                  WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Class One Interests, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, pursuant to a Guaranty to be executed on the date hereof in the form attached hereto as Exhibit 1.01(b) (the "Guaranty"), Aerospatiale Thomson Electronique de Vol, ATEV, a societe anonyme organized under the laws of France (the "Guarantor"), has agreed to guarantee the obligations of the Purchaser under this Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

                  "Action" means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority or arbitrator.

                  "ACCTV Business" means activities relating to the distribution of pictures from cameras mounted externally and internally on commercial passenger aircraft for entertainment, security and crew control purposes conducted initially using assets received by the Seller from Puritan Bennett Aero Systems Co.

                  "Adjusted EBITDA" has the meaning specified in Section 2.04 of the Disclosure Schedule.

                  "Affiliate" means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

                  "Agreement" means this Purchase Agreement, dated as of January 25, 1999, between the Seller and the Purchaser (including, the Schedules and Exhibits hereto, and the Disclosure Schedule) and all amendments and modifications hereto made in accordance with Section 10.09.

                  "Books and Records" means all books of account and other financial and business records of or pertaining to the Company.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City or Paris, France.

                  "Class One Interests" means the Class One Membership Interest (as defined in the Limited Liability Company Agreement) of the Company.

                  "Class Two Interests" means the Class Two Membership Interest (as defined in the Limited Liability Company Agreement) of the Company.

                  "Condition" of any Person means the business, properties, assets, liabilities, operations, results of operations or financial condition of such Person.

                  "control" (including the terms "controlled by" or "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "Disclosure Schedule" means the Disclosure Schedule dated as of the date of this Agreement delivered to the Purchaser by the Seller.

                  "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations thereunder.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time applied consistently throughout the period involved.

                  "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state or local.

                  "Governmental Order" means any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                  "In Flight Entertainment Systems" means any product, including systems, equipment, software, services and support services related thereto, for entertainment, passenger information, passenger communication, and monitoring purposes used solely by passengers and cabin crew on board aircraft.

                  "Intellectual Property" means all domestic and foreign patents, patent applications, registered and unregistered trademarks, trade names, internet domain names and service marks, registered and unregistered copyrights, computer software programs, databases, inventions, trade secrets and proprietary information of any type, whether or not written.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended through the date hereof and the rules and regulations thereunder.

                  "IRS" means the United States Internal Revenue Service.

                  "knowledge" or "known" means, with respect to any matter in question, with respect to the Seller, the actual knowledge of any executive officer of the Seller or the Company listed on Schedule 1.01 after due inquiry reasonably appropriate for an officer holding a particular position.

                  "Law" means any federal, state or local statute, law, ordinance, regulation, rule, code, order or rule of common law.

                  "Leased Real Property" means, with respect to the Company or any subsidiary, the real property leased by the Company or such subsidiary, as tenant, together with, to the extent leased by the Company or such subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or such subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Leases" means, with respect to the Company or any subsidiary, the leases for the Company's or such subsidiary's Leased Real Property.

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

                  "Limited Liability Company Agreement" means the Second Amended and Restated Limited Liability Company Agreement of Sextant In-Flight Systems, LLC among the Seller, BE Intellectual Property, Inc., Puritan-Bennett Aero Systems Co., the Purchaser and the other Persons being Members from time to time, a copy of which is attached hereto as Exhibit 1.01.

                  "Losses" of a Person means any and all losses, liabilities, damages, claims, awards, judgments, costs and expenses (including, without limitation, reasonable attorney's fees) actually suffered or incurred by such Person.

                  "Material Adverse Effect" means any change or effect in the Condition of the Company and its subsidiaries taken as a whole, except for any such changes or effects resulting from (i) changes in general economic, regulatory or political conditions or changes that affect the business of manufacturing, marketing and distributing In-Flight Entertainment Systems in general (including changes in the financial markets), and (ii) this Agreement or the transactions contemplated hereby or the announcement thereof.

                  "Members" has the meaning specified in the Limited Liability Company Agreement.

                  "1998 Balance Sheet" means the unaudited balance sheet of the Company as of October 31, 1998, together with the notes thereon, prepared on a basis consistent with the accounting procedures set forth on Section 3.06 of the Disclosure Schedule.

                  "1998 Financial Statements" means the 1998 Balance Sheet, the unaudited statements of income and cash flow of the Company for the 10-month period ended on October 31, 1998, together with the notes thereon, prepared on a basis consistent with the accounting procedures set forth on Section 3.06 of the Disclosure Schedule.

                  "Permit" means any federal, state, local, foreign or other governmental or other third party permit (including occupancy permit), certificate, license, franchise, order, waiver, consent or authorization held by the Company or any of its subsidiaries.

                  "Permitted Encumbrances" means (a) Encumbrances for inchoate mechanics' and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of business of the Company or any subsidiary which in the aggregate with respect to the Company and all subsidiaries have a value of less than $150,000, (b) Encumbrances (i) for Taxes not yet payable or (ii) for Taxes being contested in good faith for which adequate reserves have been made in the 1998 Balance

Sheet, (c) Encumbrances created by this Agreement and (d) Encumbrances and imperfections of title the existence of which would not materially affect the use of the property subject thereto.

                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

                  "Returns" means all returns, statements and reports for Taxes.

                  "Tax" or "Taxes" means all taxes, fees, duties, assessments or other governmental charges, including, without limitation, all income, gross receipts, sales, use, employment, franchise, profits, property, gains, capital stock, transfer, excise, license, payroll, withholding or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

                  "Year 2000 Problem" means any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of the Company and its subsidiaries or products produced by the Company and its subsidiaries (including products currently in development) containing such computer hardware, software or embedded microchips will not in the case of dates or times occurring after December 31, 1999, solely due to its failure to calculate effectively dates and times, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

                  SECTION 1.02. Other Defined Terms. The following terms have the meanings defined for such terms in the Sections set forth below:

Term                                                       Section
----                                                       -------

Accounting Firm                                            2.04(b)
Acquired Competing Business                                5.06(a)
Adjustment Statement                                       2.04(a)
Adjustment Years                                           2.04(a)
Arbitration Notice                                         10.11(b)
Benefit Plans                                              3.14(a)
Closing                                                    2.03(a)
Closing Date                                               2.03(a)
Code                                                       3.14
Company                                                    Recitals
Company Intellectual Property                              3.22
Company's 401(k) Plan                                      6.01(e)
Compete                                                    5.06(a)
Disputes                                                   10.11(b)
ER&D Expenses                                              2.04(a)
Exon-Florio Amendment                                      3.11
Guarantor                                                  Recitals
Guaranty                                                   Recitals
Indemnified Party                                          8.04(a)
Indemnifying Party                                         8.04(a)
Interests                                                  Recitals
Material Contracts                                         3.16(a)
Non-Competition Period                                     5.06(a)
Non-Objecting Party                                        2.04(a)(ii)
Notice of Objection                                        2.04(a)(ii)
Options                                                    3.03
Purchase Price                                             2.02
Purchaser                                                  Preamble
Purchaser Indemnified Party                                8.03(a)
Purchaser's Threshold Amount                               8.02(b)
Seller                                                     Preamble
Seller Indemnified Party                                   8.02(a)
Seller's 401(k) Plan                                       6.01(e)
Seller's SERPs                                             6.01(d)
Seller's Threshold Amount                                  8.03(b)

Term                                                       Section
----                                                       -------

subsidiary                                                 3.04(a)
Territory                                                  5.06(a)
Voting Debt                                                3.03
WARN                                                       3.07(e)

                  SECTION 1.03. Use of Defined Terms. The meanings of the terms defined in this Agreement shall be applicable to the singular as well as the plural forms of such terms, unless otherwise stated.


                                   ARTICLE II

                                PURCHASE AND SALE

                  SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Class One Interests.

                  SECTION 2.02. Purchase Price. The aggregate purchase price (the "Purchase Price") shall be $62,000,000 in cash. The Purchase Price shall be payable as provided in Section 2.03(c).

                  SECTION 2.03. Closing. (a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Class One Interests contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m., local time, on the first Business Day that is not a Monday, after the later of the following occurs: (i) the expiration or termination of the applicable waiting periods under the HSR Act and (ii) the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VII, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other time or on such other date or at such other place as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                  (b) At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser: (i) such instruments and documents as shall be reasonably necessary to effect the transfer of the Class One Interests to the Purchaser; and (ii) the certificate required to be delivered pursuant to Section 7.02(a).

                  (c) At the Closing, the Purchaser shall deliver to the Seller:
(i) the Purchase Price, by wire transfer in immediately available funds, to an account designated at least two Business Days prior to the Closing Date by the Seller in a written notice to the Purchaser; and (ii) the certificate required to be delivered pursuant to Section 7.01(a).

                  SECTION 2.04. Purchase Price Adjustment. (a) Adjustment Statement. (i) As soon as practicable after February 28, 2001, but in any event no later than June 1, 2001, the Company shall cause to be prepared a statement (the "Adjustment Statement") setting forth (i) the aggregate amount of engineering, research and development expenses of the Company which were funded by the Company during the period commencing on March 1, 1999 and ending on February 28, 2001 (collectively, the "Adjustment Years"), excluding expenses paid for by customers of the Company (the "ER&D Expenses") and (ii) the Adjusted EBITDA of the Company for the Adjustment Years. The Adjustment Statement will be prepared in accordance with GAAP and in a manner consistent with the policies and principles used by the Company in connection with the preparation of the 1998 Balance Sheet.

                  (ii) In the event neither the Purchaser nor the Seller objects to the determination by the Company of the preliminary Adjustment Statement by written notice of objection (the "Notice of Objection") delivered to the Company and the other party hereto (the "Non-Objecting Party") within thirty (30) days after the delivery of the Adjustment Statement (such Notice of Objection to describe in reasonable detail the proposed adjustments or objections to the proposed Adjustment Statement), the Adjustment Statement shall be deemed final and binding on the parties hereto.

                  (iii) If either the Purchaser or the Seller delivers a Notice of Objection to the Adjustment Statement, then any dispute shall be resolved in accordance with Section 2.04(b).

                  (iv) The Company will make available to both the Purchaser and the Seller all work papers and records used in the preparation of the Adjustment Statement.

                  (b) Resolution of Disputes. (i) If either or both of the Purchaser or the Seller delivers a Notice of Objection, then the Purchaser and the Seller shall promptly endeavor to resolve any differences with respect to the Adjustment Statement. In the event that a written agreement as to the matters contained in the Adjustment Statement has not been reached within thirty
(30) days after the date of receipt by the Company and any Non-Objecting Party of the Notice of Objection, then the determination of the matters contained in the Adjustment Statement shall be submitted to PriceWaterhouse Coopers LLP (or, in the event that PriceWaterhouse Coopers LLP is unwilling or unable to act in such capacity or is not, at the time of such submission, independent of the Purchaser and the Seller, to another internationally recognized independent accounting firm mutually acceptable to the Purchaser and the Seller (either PricewaterhouseCoopers LLP or such other accounting firm being referred to herein as the "Accounting Firm")).

                  (ii) Nothing herein shall be construed to authorize or permit the Accounting Firm to determine any question or matter whatever under or in connection with this Agreement, except the determination of what adjustments, if any, should be made in one or more of the items reflected in the Adjustment Statement in order for the ER&D Expenses and Adjusted EBITDA to be determined in accordance with the provisions of this Agreement. In making its determination, the Accounting Firm shall act as an expert and not as an arbitrator in an arbitration proceeding.

                  (iii) Within forty-five (45) days of the submission of any dispute concerning the determination of the Adjustment Statement to the Accounting Firm, the Accounting Firm shall render a decision in accordance with this Section 2.04(b) along with a statement of reasons therefor. The decision of the Accounting Firm shall be final and binding upon each party hereto.

                  (iv) The fees and expenses of the Accounting Firm for any determination under this Section 2.04(b) shall be apportioned equally between the Purchaser and the Seller.

                  (c) Adjustments to Purchase Price. Upon the final determination of the Adjustment Statement, the parties shall make the adjustments set forth in Section 2.04 of the Disclosure Schedule.

                  (d) Credit Lines. Each of the Purchaser and the Seller shall maintain a line of credit from a commercial bank meeting the requirements set forth in Section 7.01(h) hereof, with a minimum unused availability equal to their maximum payment obligation under this Section 2.04, to provide liquidity for the payment of any obligation which might arise as a result of the adjustments made pursuant to this Section 2.04. In the event that either party fails at any time to maintain such a line of credit, such party shall immediately notify the other party in writing of such failure.

                  (e) Any payment required to be made by the Seller or the Purchaser pursuant to this Agreement shall bear interest from the date such payment is due through the date of payment at a rate equal to the one month London Interbank Offered Rate as announced in The Wall Street Journal plus 300 basis points.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller represents and warrants to the Purchaser as follows:

                  SECTION 3.01. Incorporation and Authority of Seller. The Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such qualification necessary, except to the extent that the failure to be so qualified would not have a Material

Adverse Effect. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser of this Agreement) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.02. Organization and Qualification of the Company. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted by the Company. The Company is duly qualified as a foreign organization to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. True and complete copies of the Certificate of Formation and Limited Liability Company Agreement, each of the foregoing as amended to the date of this Agreement, have been made available for review by the Purchaser.

                  SECTION 3.03. Membership Interests of the Company. The Class One Interests constitute 51% of the Interests in the Company. The Class Two Interests constitute 49% of the Interests in the Company. Except as described in the preceding sentence, there are no other interests or securities authorized for issuance with respect to the Company. The Interests have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive rights. There are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the Interests (collectively, "Options"), of the Company obligating the Company to issue or sell any of its Interests. The Seller and its Affiliates own all of the Interests in the Company, free and clear of all Encumbrances, except for: (i) any Encumbrances set forth on Section
3.03 of the Disclosure Schedule and (ii) any Encumbrances created under this Agreement. Neither the Company nor any subsidiary has any authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the Members of the Company or shareholders of any of such subsidiary, as the case may be, on any matter ("Voting Debt"). There are no voting trusts, stockholder agreements, proxies or other similar such agreements or arrangements in effect with respect to the voting or transfer of the Interests, other than the Limited Liability Company Agreement. The delivery to the Purchaser of the Class One Interests pursuant to the provisions of this Agreement will transfer to the Purchaser good and valid title thereto, free and clear of all Encumbrances arising through the Seller, the Company or their Affiliates.

                  SECTION 3.04. Subsidiaries. (a) Set forth on Section 3.04 of the Disclosure Schedule are all corporations, limited liability companies, partnerships, associations or other entities which are controlled by the Company (each, a "subsidiary") or in which the Company has any equity interest. Each subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (as set forth on Section 3.04 of the Disclosure Schedule), and has all requisite power to own its property and to carry on its business as now being conducted. Except as set forth on Section
3.04 of the Disclosure Schedule, neither the Company nor any subsidiary is a member of (and no part of the business of the Company or any subsidiary is conducted through) a partnership, nor is the Company or any subsidiary a participant in any joint venture or similar arrangement.

                  (b) Set forth on Section 3.04 of the Disclosure Schedule is a list of jurisdictions in which each subsidiary is qualified or licensed to do business. Each subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by such subsidiary or the nature of the business conducted by such subsidiary makes such qualification necessary, except for such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect.

                  (c) Each subsidiary has the capitalization set forth on
Section 3.04 of the Disclosure Schedule. All of the outstanding shares of capital stock or other equity securities, as the case may be, of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, and, except as set forth on Section 3.04 of the Disclosure Schedule, are owned, of record and beneficially, by the Company or a subsidiary of the Company, free and clear of all Encumbrances. There are no outstanding Options relating to the capital stock or other equity securities, as the case may be, of any subsidiary of the Company, pursuant to which such subsidiary, the Company or any other subsidiary of the Company is or may become obligated to issue or purchase any shares of capital stock or other equity securities of such subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any capital stock or other equity securities of such subsidiary other than such rights granted to the Company or a subsidiary of the Company.

                  (d) There are no restrictions of any kind which prevent or restrict the payment of dividends by any subsidiary of the Company.

                  SECTION 3.05. No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 3.11 have been obtained and all filings and notifications listed in Section 3.11 of the Disclosure Schedule have been made, and except as may result from any facts or circumstances relating solely to the Purchaser or as described in Section 3.05 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Seller does not and will not (a) violate, conflict with or result in a breach of any provision of the charter or by-laws (or similar organizational documents) of the Seller, the Company or any subsidiary, (b) conflict with or violate any Law or Governmental Order applicable to the Seller, the Company or any subsidiary or any of the assets or properties of the Company or any subsidiary, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the Interests or on any of the assets or properties of the Company or any subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Seller, the Company or any subsidiary is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) create any claim against the Purchaser.

                  SECTION 3.06. Financial Statements. True and complete copies of the 1998 Financial Statements have been delivered to the Purchaser. The 1998 Financial Statements have been prepared in accordance with the accounting practices set forth in Section 3.06 of the Disclosure Schedule attached hereto, and subject to changes required by such practices, fairly present in all material respects the financial position and results of operations of the business of the Company and its subsidiaries as of each date and for the period covered thereby in conformity with GAAP. The 1998 Balance Sheet reflects all Liabilities of the Company required to be reflected on the 1998 Balance Sheet in accordance with GAAP, subject to the changes required by the accounting practices set forth in Section 3.06 of the Disclosure Schedule. Since October 31, 1998, there has been no Material Adverse Effect.

                  SECTION 3.07. Employment Relations. (a) Each of the Company and its subsidiaries is in substantial compliance with all material federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not since December 31, 1996 and is not engaged in any unfair labor practice.

                  (b) No unfair labor practice complaint against the Company or any of its subsidiaries is pending before the National Labor Relations Board.

                  (c) There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Seller, threatened against or involving the Company or any of its subsidiaries.

                  (d) Neither the Company nor any of its subsidiaries is party to any labor agreement with respect to its employees with any labor organization, group or association and no such agreement is currently being negotiated by the Company or any of its subsidiaries.

                  (e) There has been no "layoff" or "plant closing" as defined by the Worker Adjustment Retraining and Notification Act ("WARN") during the ninety (90) days prior to the date of this Agreement.

                  (f) No representation question exists respecting the employees of the Company or any of its subsidiaries.

                  (g) Neither the Company nor any of its subsidiaries has experienced any material labor difficulty during the last three years.

                  SECTION 3.08. Absence of Certain Changes or Events. From October 31, 1998 to the date of this Agreement and except as set forth in
Section 3.08 of the Disclosure Schedule or as contemplated by this Agreement, the business of the Company and its subsidiaries has been conducted in the ordinary course of business consistent with past practice. As amplification and not limitation of the foregoing, since October 31, 1998, there has not been:

                  (a) any destruction or loss of a material portion of the assets or properties of the Company or any of its subsidiaries that is not covered by insurance;

                  (b) except in the ordinary course of business consistent with past practice, any Encumbrance of any kind created on any properties or assets (whether tangible or intangible) of the Company or any subsidiary, other than (i) Permitted Encumbrances, (ii) Encumbrances that will be released at or prior to the Closing and (iii) Encumbrances on assets having a value not exceeding $50,000 in the aggregate;

                  (c) except in the ordinary course of business consistent with past practice, any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the fixed assets of the Company or any subsidiary having an aggregate value, together with any such sale, arrangement, transfer, lease, disposition or agreement with respect to the fixed assets of the Company, exceeding $50,000 or any cancellation of any indebtedness owed to the Company or any subsidiary exceeding $50,000;

                  (d) any acquisition (by merger, consolidation, or acquisition of stock, interests or assets) by the Company or any subsidiary of any Person or division thereof;

                  (e) except in the ordinary course of business consistent with past practice, (i) any incurrence by the Company or any subsidiary of any indebtedness for borrowed money, (ii) any issuance by the Company or any subsidiary of any debt securities or (iii) any assumption, granting, guarantee or endorsement, or other accommodation arrangement making the Company or any subsidiary responsible for, the Liabilities of any Person, in the case of (i), (ii) and (iii) above, having an aggregate value exceeding $50,000;

                  (f) any change in any method of accounting or accounting practice used by the Company or any subsidiary, other than such changes
         (i) required by GAAP or (ii) set forth in Section 3.06 of the Disclosure Schedule;

                  (g)      any redemption of Interests;

                  (h) (i) any grant of any increase, or announcement of any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company or any subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Benefit Plan, or (ii) any establishment or increase or promise to increase any benefits under any Benefit Plan, in either case except for ordinary increases consistent with past practices of the Company or any subsidiary;

                  (i) except for agreements, arrangements or transactions with the Purchaser or having an individual value of less than $100,000, any agreement, arrangement or transaction between the Company or any subsidiary and any of their Affiliates;

                  (j) any material amendment to any Material Contract except in the ordinary course of business consistent with past practice;

                  (k) any capital expenditure or commitment in an amount in excess of $100,000, except in the ordinary course of business consistent with past practice;

                  (l) any declaration, payment or setting aside of any dividend or distribution with respect to, or split, combination, redemption or reclassification, purchase or other acquisition, direct or indirect, of any Interests;

                  (m) any loans to any Person or Persons in an aggregate amount in excess of $100,000;

                  (n) any write-off as uncollectible of any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company or its subsidiaries;

                  (o) any tax election or settlement and/or compromise of any tax liability in excess of $50,000;

                  (p) any payment, discharge or satisfaction of any Liabilities of the Company or any subsidiary, other than payment, discharge or satisfaction of Liabilities in the ordinary course of business consistent with past practice; or

                  (q) any agreement to take any actions specified in this
         Section 3.08, except for this Agreement.

                  SECTION 3.09. Absence of Litigation. Except as set forth in
Section 3.09 of the Disclosure Schedule, (a) there are no Actions pending or, to the knowledge of the Seller, threatened against the Seller, the Company, any subsidiary or any of the assets or properties of the Company or any subsidiary that, individually or in the aggregate, would have a Material Adverse Effect or would restrain or prevent the Seller from consummating the transactions contemplated hereby and (b) neither the Company nor any subsidiary and their respective assets and properties are subject to any Governmental Order having a Material Adverse Effect.

                  SECTION 3.10. Compliance with Laws. The Company, its subsidiaries and the conduct of the business of the Company and its subsidiaries are in compliance with all applicable Laws, except (a) as set forth on Section
3.10 of the Disclosure Schedule or (b) where the failure to comply would not have a Material Adverse Effect. None of the Seller, the Company nor any subsidiary has received any written notice from any Governmental Authority to the effect that the Seller, the Company or such subsidiary, respectively, is not in compliance with any applicable Laws except as set forth on Section 3.10 of the Disclosure Schedule.

                  SECTION 3.11. Consents, Approvals, Licenses, Etc. (a) No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority, or any other Person, is required to be made or obtained by the Seller, the Company or any subsidiary in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except: (i) as set forth on Section 3.11 of the Disclosure Schedule; (ii) applicable requirements, if any, of the HSR Act; (iii) applicable requirements, if any, of the Exon-Florio Amendment to the Omnibus Trade and Competitiveness Act of 1988 (the "Exon-Florio Amendment"); (iv) where the failure to obtain such consents, approvals, authorizations, licenses, orders or permits of, or to make such declarations, filings or registrations or notifications would not, individually or in the aggregate, prevent the Seller from performing its obligations under this Agreement and would not have a Material Adverse Effect; and (v) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser.

                  (b) The failure by the Seller to obtain the consents, approvals, authorizations, licenses, orders, permits, or declarations, or to make the filings, registrations or notifications, set forth in Section 3.11(b) of the Disclosure Schedule will not in the aggregate have a Material Adverse Effect.

                  SECTION 3.12. Personal Property. Except as disclosed in
Section 3.12 of the Disclosure Schedule, the Company or its subsidiaries own, have a valid leasehold interest in or have the legal right to use all of the tangible personal property necessary to carry on the business of the Company and its subsidiaries, free and clear of all Encumbrances, except Permitted Encumbrances or Encumbrances reflected on the 1998 Financial Statements. The personal property used by the Company or any of its subsidiaries in its business, in the aggregate, is in good operating condition and repair, ordinary wear and tear excepted, and, in the aggregate, is adequate and suitable for the purposes for which it is currently being used.

                  SECTION 3.13. Real Property. (a) The Company and its subsidiaries do not own any real property.

                  (b) Section 3.13(b) of the Disclosure Schedule lists each parcel of Leased Real Property of the Company or its subsidiaries. Copies of all Leases have been provided to the Purchaser. Except as disclosed on Section 3.13(b) of the Disclosure Schedule, the Company or its subsidiaries, as of the date of this Agreement, (i) has a valid and subsisting leasehold interest in each such Lease, (ii) is in undisturbed possession of all space that it is currently entitled to possess under each such Lease and no rights adverse to the rights of the Company have, to the knowledge of the Seller, been asserted by any third Persons, (iii) has not subleased or assigned any interest in any such Lease and (iv) is not in default under any such Lease such that the landlord has the right to terminate such Lease. The Leased Real Property, in the aggregate, is in good condition and repair, ordinary wear and tear excepted, and, in the aggregate, is adequate and suitable for the purposes for which it is currently being used.

                  SECTION 3.14. Employee Benefit Matters. (a) Set forth in
Section 3.14(a) of the Disclosure Schedule is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of
Section 3(3) of ERISA; (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" under Section 501(c)(9) of the Internal Revenue Code of 1986, as amended ("Code"), profit-sharing, pension or retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA, that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential material liability is borne by the Company or any of its subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 3.14, any predecessors to the Company and all employers (whether or not incorporated) that would be treated together with the Company or any of its subsidiaries as a single employer within the meaning of Section 414 of the Code ("Benefit Plans").

                  (b) With respect to each Benefit Plan, the Seller has made available to the Purchaser a copy of (i) the most recent annual report (Form 5500 or 990) filed with the IRS, (ii) such Benefit Plan, together with all amendments thereto or a written description of any Benefit Plan which is not in writing, (iii) if applicable, each trust agreement, declaration of trust, and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof) relating to such Benefit Plan, (iv) the most recent summary plan description and summary of material modifications and material communications, (v) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan that is intended to be qualified under Section 401(a) or 501(c)(9) of the Code, (vi) the most recently prepared financial statements for each Benefit Plan for which such statements are required, and (vii) all contracts and agreements relating to each Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

                  (c) With respect to the Benefit Plans, except as set forth in
Section 3.14(c) of the Disclosure Schedule, no event has occurred and, to the knowledge of the Seller, there exists no condition or set of circumstances, in connection with which the Company would likely be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law which would result in a material liability to the Company (other than the Company's obligations to pay contributions or premiums or to provide benefits as a participating employer under the terms of such Benefit Plans).

                  (d) Except as set forth in Section 3.14 (d) of the Disclosure Schedule, no Benefit Plan is subject to Section 302 or Title IV of ERISA or
Section 412 of the Code and no Benefit Plan which is a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Except as provided in Section 3.14(d) or the Disclosure Schedule, neither the Company nor any of its subsidiaries has ever maintained or contributed to, nor had any obligation to contribute to (nor borne any material liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). Neither the Company nor any of its subsidiaries has any unfunded liabilities pursuant to any Benefit Plan that is not intended to be qualified under Section 401(a) of the Code that would result in a material liability to the Company. Each Benefit Plan, or trust established in connection with such Benefit Plan that is intended to be qualified under Sections 401(a) and 501(a) of the Code has been determined to be so qualified by the IRS. Since the date of the most recent determination referred to above, to the knowledge of the Seller, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that is likely to have an adverse effect on the qualified status or any such Benefit Plan or the exempt status or any such trust.

                  (e) The Seller has made available to the Purchaser (i) copies of all material employment agreements with officers of the Company, (ii) copies of all material severance agreements, programs and policies of the Company with or relating to their employees, and (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees that contain change in control provisions.

                  (f) No Benefit Plan of the Company provides retiree medical or retiree life insurance benefits to any person.

                  (g) There are no actions, suits, claims or disputes pending, or, to the knowledge of the Seller, threatened, anticipated or reasonably expected to be asserted against or with respect to any Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims) which could have a Material Adverse Effect. No civil or criminal action brought pursuant to the provisions of Title 1, Subtitle B, Part 5 of ERISA is pending, or, to the knowledge of the Seller, threatened, anticipated, or expected to be asserted against the Seller or any of its subsidiaries or any fiduciary of any Benefit Plan, in any case with respect to any Benefit Plan. No Benefit Plan or, to the knowledge of the Seller, any fiduciary thereof has been the direct or indirect subject of an audit investigation or examination by any governmental or quasi-governmental agency which would result in a material liability to the Company. All amounts which the Company or any of its subsidiaries is required, under applicable law or under any Benefit Plan or any agreement relating to any Benefit Plan to which the Company or any of its subsidiaries is a party, to have paid as contributions or premiums to any Benefit Plan as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date hereof have been made or properly accrued as of the last day of the most recent fiscal year of such Benefit Plan except to the extent that any such failure to make or accrue a contribution or premium would not result in a material liability to the Company. All accrued benefits of employees of the Company under Seller's SERPs (as defined in Section 6.01(d)) as of the Closing Date have been fully funded under, and will be paid from, the BE Aerospace, Inc.
Executive Deferred Compensation Trust.

                  (h) The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event ) will or may result in any material payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its subsidiaries. Except as set forth in Section 3.14(h) of the Disclosure Schedule, no Benefit Plan provides for the payment of severance, termination, change in control or similar type of payments or benefits.

                  SECTION 3.15. Taxes. Except as set forth in Section 3.15 of the Disclosure Schedule, (a) the Company has timely filed or will timely file all material Returns required to be filed by or with respect to the income, assets and operations of the Company and its subsidiaries with respect to Taxes for any period or portion thereof ending on or before the Closing Date, taking into account any extension of time to file that has been granted to or obtained by the Company; (b) all Taxes payable on such Returns or otherwise due with respect to income, assets and operations of the Company for any period or portion thereof ending on or before the Closing Date have been paid or adequately disclosed and fully provided for on the 1998 Balance Sheet, or, to the extent such Taxes related to a period after October 31, 1998, on the Books and Records of the Company; (c) no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company or any subsidiary; (d) neither the Company nor any subsidiary has been or is taxable as an association for federal income tax purposes; (e) neither the Company nor any subsidiary has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality or has received any notices from any taxing authority relating to any issue which could affect the Tax liability of the Company or any subsidiary; or has received notice from any taxing authority in a jurisdiction where the Company does not file Returns asserting that the Company or any of its assets are or may be subject to taxation by that jurisdiction; and (f) the Company and each subsidiary have duly withheld or collected all Taxes which the Company and each subsidiary are (or were) required by law to withhold or collect, and have timely paid such Taxes over to the proper authorities to the extent due and payable.

                  SECTION 3.16. Material Contracts. (a) Section 3.16(a) of the Disclosure Schedule lists the following contracts (collectively, with the Leases listed on Section 3.13(b) of the Disclosure Schedule, the "Material Contracts") in effect as of the date of this Agreement to which the Company or any subsidiary (subject, in each case, to the approvals described in Section 3.11 of the Disclosure Schedule) is a party:

                  (i) any commitment, contract, agreement, note, loan, evidence of indebtedness, purchase order or letter of credit (other than the Leases listed on Section 3.13(b) of the Disclosure Schedule) that the Seller reasonably anticipates will, in accordance with its terms, involve aggregate payments by the Company or any subsidiary of more than $250,000 within the 12 month period following the date of this Agreement;

                  (ii) any lease of personal property involving any annual expense in excess of $100,000;

                  (iii) any contracts or agreements containing covenants limiting the freedom of the Company or any subsidiary to engage in any line of business or compete with any Person;

                  (iv) any agreement, contract or commitment relating to the employment of any Person by the Company or any subsidiary at an annual compensation in excess of

         $100,000, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

                  (v) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its interests or capital stock as the case may be;

                  (vi) any loan (other than accounts receivable from trade debtors in the ordinary course of business) or advance to (other than travel allowances to the employees of the Company or any of its subsidiaries), or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

                  (vii) any agreement evidencing borrowings by the Company or any subsidiary, including loan and credit agreements, promissory notes and other instruments of indebtedness in each case relating to an amount in excess of $100,000;

                  (viii) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person in each case relating to an amount in excess of $100,000 (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

                  (ix) any management service, consulting, "golden parachute" or other severance agreement, or any other similar type contract providing for annual payments by the Company in excess of $100,000; and

                  (b) Except as set forth on Section 3.16(b) of the Disclosure Schedule, no Material Contract has expired other than in accordance with its terms or been otherwise terminated by the parties thereto. Subject to the approvals described in Section 3.11 of the Disclosure Schedule, neither the Company nor any subsidiary is (and, to the knowledge of the Seller, no other party is), as of the date of this Agreement (or, as of the Closing Date, except as would not have a Material Adverse Effect), in material breach or material violation of, or material default under, any of the Material Contracts, nor does there exist any event, occurrence, condition or act (including the transactions contemplated hereunder) which with the giving of notice or lapse of time would become a material default or an event of default thereunder. Subject to the approvals described in Section 3.11 of the Disclosure Schedule, each Material Contract, and each agreement or arrangement between the Company or any subsidiary, on the one hand, and the Seller, on the other hand, is, as of the date of this Agreement, a valid agreement, arrangement or commitment of the Company or such subsidiary, enforceable against the Company or such subsidiary in accordance with its terms and, to the knowledge of the Seller, is a valid agreement, arrangement or commitment of each other party thereto, enforceable against such party in accordance with its terms, except in each case where enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except where enforceability is subject to the application of equitable principles or remedies.

                  SECTION 3.17. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

                  SECTION 3.18. Insurance. Section 3.18(a) of the Disclosure Schedule sets forth a complete list of all material insurance policies (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) with respect to which the Company or any subsidiary is a party, a named insured or otherwise the beneficiary of coverage. With respect to each such insurance policy: (i) such policy is in full force and effect; (ii) neither the Company nor any subsidiary nor, to the knowledge of the Seller, any other party to such policy is in material breach or default thereunder, and no event has occurred which, with or without notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification or acceleration under such policy; and (iii) no party to such policy has repudiated any material provision thereof. Since November 1, 1997, there has not been any material adverse change in the Company's or any subsidiary's relationship with its insurers or in the premiums payable pursuant to such policies. Since November 1, 1997, no insurer has rejected an application for insurance coverage submitted by the Company or any subsidiary.

                  SECTION 3.19. No Undisclosed Liabilities. Except as set forth in Section 3.19 of the Disclosure Schedule or reflected or reserved against on the 1998 Balance Sheet, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since October 31, 1998, to the knowledge of the Seller, there are no Liabilities of the Company or any subsidiary which would have a Material Adverse Effect.

                  SECTION 3.20. Environmental Matters. Except as set forth in
Section 3.20 of the Disclosure Schedule:

                  (a) Except as would not have a Material Adverse Effect, each of the Company and the subsidiaries (i) is in compliance with all applicable Environmental Laws and (ii) holds all Environmental Permits necessary for its operations and properties and is in compliance with the terms and conditions of all such Environmental Permits.

                  (b) Since November 1, 1995, none of the Seller, the Company nor any subsidiary has received any written claim, demand, notice or complaint relating to the business of the Company and its subsidiaries alleging violation of, or liability (including without limitation any liability for site investigation, cleanup or corrective action) under, any Environmental Laws.

                  (c) Except as would not have a Material Adverse Effect, neither the Company nor any subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any Hazardous Material, or owned or operated any facility or property, so as to give rise to liabilities for response costs, natural resource damages or attorneys fees pursuant to CERCLA or other Environmental Laws.

                  (d) No written notice of a release of a Hazardous Material has been filed by or on behalf of the Company or any subsidiary, and no property or facility now or previously owned or operated by the Company or any subsidiary is on the CERCLA National Priorities List (or proposed for such listing), the Comprehensive Environmental Response, Compensation, and Liability Information System list or any similar state list.

                  (e) For purposes of this Agreement:

                           "CERCLA" means the Comprehensive Environmental
                  Response, Compensation and Liability Act of 1980, as amended.

                           "Environmental Laws" means any federal, state, local
                  or foreign statute, law, ordinance, regulation, rule or code, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or worker health and safety, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge, investigation or cleanup of Hazardous Materials, in effect as of the date hereof.

                           "Environmental Permits" means any permit, approval,
                  identification number, license or other authorization required of the Company or any subsidiary under any applicable Environmental Law.

                           "Hazardous Materials" means (a) any petroleum,
                  petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls, (b) any chemical, material or substance defined or regulated as toxic or hazardous under any applicable Environmental Law or (c) anything that is a "hazardous substance" pursuant to CERCLA, anything that is a "solid waste" or "hazardous waste" pursuant to RCRA or any "pesticide", "pollutant", "contaminant", "toxic chemical" or "noise".

                           "RCRA" means the Resource Conservation and Recovery
                  Act, as amended.

                  SECTION 3.21. Books and Records. The respective minute books of the Company and each of its subsidiaries, as previously made available to the Purchaser and their representatives, contain accurate records of all meetings of, and material corporate action taken by (including action taken by written consent) the respective Members, shareholders, Governors or Boards of Directors, as the case may be, of the Company and each subsidiary. Except as set forth on
Section 3.21 of the Disclosure Schedule, neither the Company nor any subsidiary has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or such subsidiary.

                  SECTION 3.22. Intellectual Property. Schedule 3.22(a) attached hereto contains a list of all Intellectual Property owned by or licensed to the Company or any of its subsidiaries that is material to the operation of the business of the Company or any of the subsidiaries, collectively, "Company Intellectual Property". To the knowledge of the Seller, the business of the Company and its subsidiaries as currently conducted requires no rights under Intellectual Property other than rights owned by the Company or a subsidiary as set forth in Schedule 3.22(a) or licensed to the Company and its subsidiaries pursuant to a valid and effective license agreement as set forth in Schedule 3.22(a). Except as otherwise disclosed in Schedule 3.22(a), the Company and/or a subsidiary owns all right and interest in a full legal, equitable and beneficial ownership in the Company Intellectual Property including, without limitation, exclusive rights to use, sell, transfer, assign and license the same. Except as otherwise disclosed on Schedule 3.22(a), no consent of third parties will be required for the use of any Company Intellectual Property as a consequence of the consummation of the transactions contemplated hereby. To the knowledge of the Seller, each item of Company Intellectual Property owned by the Company and/or any of the subsidiaries listed on Schedule 3.22(a) has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. To the knowledge of the Seller, no Person has infringed or otherwise violated the Company's or any subsidiary's right in any of the Company Intellectual Property. Except as set forth on
Schedule 3.22(a), no litigation is pending wherein the Company or any subsidiary is accused of infringing or otherwise violating the Intellectual Property rights of any other Person or of breaching a contract conveying rights under Intellectual Property. Except as set forth on Schedule 3.22(a), no such claim has been asserted or threatened against the Company or any subsidiary within the past six (6) years.

                  SECTION 3.23. Interests in Clients, Suppliers, Etc. Neither the Seller nor any Manager or Governor of the Company, nor any officer or director of any subsidiary possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company or any subsidiary. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, of 5% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.23.

                  SECTION 3.24. Permits. (a) The Seller has delivered or made available to the Purchaser for inspection a true and correct copy of each of the Permits. Any applications for the renewal of any such Permit which are due prior to the Closing Date have been filed or will be timely filed by the Closing Date. No proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending or, to the best knowledge of the Seller, threatened against the Seller. No administrative or governmental action adverse to the Company or any subsidiary has been taken or, to the knowledge of the Seller, threatened, in connection with the expiration, continuance or renewal of any such Permit.

                  (b) Except as set forth on Section 3.24(b) of the Disclosure Schedule, subject to the approvals described in Section 3.11 of the Disclosure Schedule and except as would not have a Material Adverse Effect, each of the Company, each of its subsidiaries and, to the extent necessary to the conduct of the Company's or such subsidiary's business, the Seller, have obtained, and maintain in force, all Permits required from any Governmental Authority to operate the business of the Company and its subsidiaries in the manner in which such business is currently operated.

                  SECTION 3.25. Year 2000 Problem. Each of the Purchaser and the Seller acknowledge that they are sophisticated users and producers of computer software. Computer software is used throughout the Company in its products, business applications systems, business management systems, desk-top applications, fax machines, telephones and other communications equipment and embedded in micro-chips. The Seller has made reasonable efforts to modernize its computer and other systems to avoid material harm to the business as a result of the Year 2000 Problem. Section 3.25 of the Disclosure Schedule contains a list of the actions that have been, or prior to the Closing Date will be, taken by the Seller to avert a Year 2000 Problem with respect to the Company and its subsidiaries and their respective products. There can be no assurance, however, that the Year 2000 Problem will not cause a Material Adverse Effect.

                  SECTION 3.26. Inventory; Receivables. (a) All of the inventories of the Company and its subsidiaries are suitable, usable or salable in the ordinary course of business for the purposes for which intended, except to the extent of normal obsolescence, and except to the extent written down to realizable market value prior to or as of October 31, 1998 or for which adequate reserves have been provided on the 1998 Balance Sheet in accordance with the accounting practices described in Section 3.06 of the Disclosure Schedule.

                  (b) All accounts and notes receivable of the Company and its subsidiaries reflected in the 1998 Balance Sheet or arising since October 31, 1998 have arisen in the ordinary course of business of the Company and its subsidiaries from bona fide transactions and represent valid obligations due to the Company or its subsidiaries in accordance with their terms, subject to the reserve for bad debt set forth in the 1998 Balance Sheet.

                  SECTION 3.27. Warranties: Warranty Claims. (a) Except as set forth in Section 3.27(a) of the Disclosure Schedule, and except for warranties implied by law, in the conduct of their respective businesses neither the Company nor any of its subsidiaries makes any written representation or warranty to their respective customers with respect to products sold or services delivered by it.

                  (b) Except as set forth in Section 3.27(b) of the Disclosure Schedule, to the best knowledge of the Seller, there are no warranty claims relating to products at any time sold or services at any time performed by the Company or any of its subsidiaries pending or threatened, except for claims for which adequate reserves have been provided in accordance with the accounting practices described in Section 3.06 of the Disclosure Schedule.

                  SECTION 3.28. Compensation of Employees. Set forth on Section
3.28 of the Disclosure Schedule is an accurate and complete list showing the names of all persons whose compensation from the Company or any of its subsidiaries for the calendar year ended on December 31, 1998 exceeded an annualized rate of $100,000, together with a statement of the full amount paid or payable to each such person for services rendered during such calendar year.

                  SECTION 3.29. Assets. Subject to the approvals described in
Section 3.11 of the Disclosure Schedule, the Company either (i) owns, (ii) leases or (iii) has a valid license to use all assets (including, but not limited to, inventory, equipment, contract rights, Permits and Books and Records) necessary to conduct the business of the Company as it is currently being conducted in all material respects; provided, however that the representation and warranty made in this Section 3.29 with respect to Intellectual Property is made only to the best knowledge of the Seller and is subject to the limitations and provisions of Section 3.22.

                  SECTION 3.30. Government Contracts. Except as set forth on
Section 3.30 of the Disclosure Schedule neither the Company nor any of its subsidiaries:

                  (i) has any contracts with any agency or the Government of the United States involving any information, technology or data which is classified under Executive Order 12958 of April 17, 1995;

                  (ii) has any products or services (including research and development) with respect to which it is a supplier, direct or, to the best knowledge of Seller, indirect, to any of the military services of the United States or the Department of Defense.

                  (iii) exports (a) products or technical data under validated licenses or technical data under General license GTDR pursuant to the U.S. Export Administration Regulations (15 CFR Parts 730 through 744) or (b) defense articles and defense services under the International Traffic in Arms Regulations (22 CFR Subchapter M): or

                  (iv) has a Facility Security Clearance under the Department of Defense Industrial Security Program.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Seller as follows:

                  SECTION 4.01. Incorporation and Authority of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.02. No Conflict. Except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement by the Purchaser does not and will not: (a) conflict with or violate the Certificate of Incorporation or By-laws (or other similar applicable documents) of the Purchaser; (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate, or delay the consummation of, the transactions contemplated by this Agreement; or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Purchaser or any of its subsidiaries is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate, or delay the consummation of, the transactions contemplated by this Agreement.

                  SECTION 4.03. Consents and Approvals. The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (i) the notification and waiting period requirements of the HSR Act, (ii) any approvals necessary under the Exon-Florio Amendment, (iii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or delay the Purchaser from performing any of its material obligations under this Agreement and (iv) as may be necessary as a result of any facts or circumstances relating solely to the Seller.

                  SECTION 4.04. Absence of Litigation. No Action is pending or, to the knowledge of the Purchaser, threatened against the Purchaser which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to materially and adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby.

                  SECTION 4.05. Investment Purpose. The Purchaser is acquiring the Class One Interests solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                  SECTION 4.06. Financing. The Purchaser has all funds necessary to consummate the transactions contemplated by this Agreement.

                  SECTION 4.07. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. Conduct of Business Prior to the Closing. (a) Unless the Purchaser otherwise agrees in writing and except as otherwise set forth herein or in the Disclosure Schedule (including without limitation Section
5.01 thereof), between the date of this Agreement and the Closing Date, the Seller will cause the Company and each of its subsidiaries to (i) conduct its business only in the ordinary course consistent with past practice and (ii) use reasonable efforts to preserve the current relationships of the Company and its subsidiaries with its customers, suppliers, distributors, officers and other key employees and other Persons with which the Company and each such subsidiary has significant business relationships.

                  (b) Except as expressly provided in this Agreement or the Disclosure Schedule (including without limitation Section 5.01 thereof), between the date of this Agreement and the Closing Date, the Seller will cause the Company and each of its subsidiaries not to do any of the following without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld):

                  (i) except in the ordinary course of business consistent with past practice, create any Encumbrance of any kind on any properties or assets (whether tangible or intangible) of the Company or any subsidiary, other than (A) Permitted Encumbrances and (B) Encumbrances that will be released at or prior to the Closing;

                  (ii) except in the ordinary course of business consistent with past practice, (A) sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any of the fixed assets of the Company or any subsidiary or (B) cancel any indebtedness owed to the Company, in the case of both (A) and (B) above, having an aggregate value exceeding $50,000;

                  (iii) acquire (by merger, consolidation, or acquisition of stock, interests or assets) any Person or division thereof;

                  (iv) except in the ordinary course of business consistent with past practice, (A) incur any indebtedness for borrowed money, (B) issue any debt securities or (C) assume, grant, guarantee or endorse, or make any other accommodation arrangement making the Company or any subsidiary responsible for, the Liabilities of any Person, in the case of (A), (B) and (C) above, having an aggregate value exceeding $50,000;

                  (v) change any method of accounting or accounting practice used by the Company, other than such changes as are (i) required by GAAP or (ii) set forth on Section 3.06 of the Disclosure Schedule;

                  (vi) issue or sell any additional Interests or other equity interests in, the Company, or securities convertible into or exchangeable for such equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional equity interests, or such securities;

                  (vii) amend the Company's Certificate of Formation or the Limited Liability Company Agreement;

                  (viii) redeem any Interests;

                  (ix) (A) grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company or any subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Benefit Plan, or (B) establish or increase or promise to increase any benefits under any Benefit Plan, in either case except for ordinary increases consistent with past practices of the Company;

                  (x) except for agreements, arrangements or transactions with the Purchaser, enter into any new agreement, arrangement or transaction between the Company and any of its Affiliates, provided, however, that no provision of this Section 5.01(b)(x) shall restrict or prohibit the Seller and its Affiliates from entering into agreements, arrangements or transactions with the Company on a basis and terms in accordance with past practice or pursuant to the provisions of Section 5.09;

                  (xi) enter into or materially amend any Material Contract except in the ordinary course of business;

                  (xii) make any capital expenditure or commitment therefor in excess of $20,000 individually or $50,000 in the aggregate;

                  (xiii) declare, pay or set aside any dividend or make any distribution with respect to, or split, combine, redeem or reclassify, purchase or otherwise acquire directly, or indirectly, any Interests;

                  (xiv) make any loans to any Person or Persons in an aggregate amount in excess of $100,000;

                  (xv) make any tax election or settle and/or compromise any material tax liability in amount in excess of $25,000;

                  (xvi) write-off as uncollectable any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company or its subsidiaries;

                  (xvii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the 1998 Financial Statements or incurred after October 31, 1998 in the ordinary course of business consistent with past practice;

                  (xviii) engage in any "layoff" or "plant closing" as defined by WARN; or

                  (xix) agree to take any of the actions specified in this
Section 5.01(b).

                  (c) During the period from the date of this Agreement to the Closing Date, the Seller shall cause the Company to confer on a regular and frequent basis with one or more designated representatives of the Purchaser to report material operational matters and to report the general status of ongoing operations. The Seller shall cause the Company and each of its subsidiaries to notify the Purchaser of any unexpected emergency and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property of the Company and each of its subsidiaries, and to update the Purchaser as requested with respect to such events and permit its representatives prompt access to all materials prepared in connection therewith. Each of the Seller and the Purchaser covenants and agrees to notify the other party if they become aware of any breach of the representations and warranties contained herein prior to the Closing.

                  SECTION 5.02. Access to Information. From the date of this Agreement until the Closing, upon reasonable notice, the Seller shall, and the Seller shall cause the officers, employees, auditors and agents of the Company and each of its subsidiaries to, (a) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, Books and Records of the Company and each such subsidiary and (b) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the assets (including the Seller's basis therein), properties, goodwill and business of the Company and each such subsidiary as the Purchaser may from time to time reasonably request; provided, however, that the Purchaser shall not unreasonably interfere with any of the businesses or operations of the Company or any of its subsidiaries.

                  SECTION 5.03. Confidentiality. Each party hereto shall comply in all respects with Section 19.11 of the Limited Liability Company Agreement, relating to confidentiality.

                  SECTION 5.04. Regulatory and Other Authorizations; Releases; Consents. (a) Each party hereto shall use its best efforts to obtain all authorizations, consents, orders, permits, licenses and approvals of, and to give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. Each party hereto agrees to make, or cause to be made, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within five (5) Business Days of the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

                  (b) Without limiting the generality of the parties' undertakings pursuant to Section 5.04(a), each of the parties hereto shall use all reasonable efforts to (i) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement, (ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement and (iii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement has been issued, to have such Governmental Order vacated or lifted.

                  (c) Intentionally Omitted.

                  (d) The Purchaser will use its best efforts to assist the Seller in obtaining any consents of landlords necessary or advisable in connection with the transactions contemplated by this Agreement, including, without limitation, (i) providing to such landlords (A) guarantees by the Purchaser of the obligations of the Company under the Leases; provided, however, that any such guarantee will be made jointly by the Purchaser and the Seller and will be apportioned based upon the percentage interest in the Company held by such party and its Affiliates, and (B) such financial statements and other financial information with respect to the Purchaser as such landlords may reasonably request and (ii) agreeing to such adjustments to the terms of the Leases as would not, in the aggregate, have a Material Adverse Effect.

                  SECTION 5.05. Projections. In connection with the Purchaser's investigation of the Company, its subsidiaries and their business, the Purchaser has received from the Seller certain projections and other forecasts for the Company and certain plan and budget information. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that, other than with respect to the adjustments set forth in Section 2.04, the Purchaser will not assert any claim against the Seller or any of its agents, consultants, counsel, accountants, investment bankers or representatives, or hold the Seller or any such persons liable, with respect thereto. Accordingly, the Seller makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.05.

                  SECTION 5.06. Non-Competition. Each party hereto shall comply in all respects with Section 19.3 of the Limited Liability Company Agreement relating to non-competition.

                  SECTION 5.07. No Solicitation of Employees. Each of the Seller and the Purchaser agrees that it shall not, during the period from the date hereof until the Closing Date and, if the Closing occurs, for a period of four
(4) years from the Closing Date, without the prior written consent of the other party hereto, directly or indirectly, solicit on a specific or targeted basis for employment or employ any person who is, at the time of such hiring or solicitation, an employee of the Company, provided that this Section 5.07 shall not prohibit any form of employment advertising or prevent the hiring of any individual who contacts the Seller or the Purchaser after terminating his or her employment with the Company.

                  SECTION 5.08. Further Action. Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its best efforts to deliver or cause to be delivered such documents and other papers and to take or cause to be taken such further actions as may be necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby.

                  SECTION 5.09. Transitional Services. For a period of 180 days from the Closing Date, the Seller shall supply the administrative services listed in Section 5.09 of the Disclosure Schedule as the Company shall request, on terms and conditions substantially similar to those upon which the Company has received such services prior to the Closing Date. Thereafter such services shall only be provided pursuant to a Transitional Services Agreement to be negotiated between the Company and the Seller. The Seller shall permit the Company to use its name, logo, trademarks and Federal Aviation Administration permits in the name of the Seller to the extent necessary (i) to allow for the sale of existing inventory and (ii) to permit the Company to effectively service products previously sold bearing the Seller's name, logo or trademark.

                  SECTION 5.10. Conveyance Taxes. The Seller and the Purchaser agree that each shall pay one-half of all sales, use, transfer, stamp, stock transfer, real property transfer or gains and similar taxes incurred as a result of the sale of the Class One Interests contemplated hereby.

                  SECTION 5.11. Exclusive Dealing. During the period from the date of this Agreement to the earlier of the Closing Date or the date this Agreement is terminated in accordance with its terms, the Seller shall not, and shall cause the Company and the respective Affiliates, officers, shareholders, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants, or other agents of the Company and the Seller to refrain from taking any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to, any Person, other than the

Purchaser (and it Affiliates and representatives), concerning any purchase of the Interests or any merger, sale of substantial assets or similar transaction involving the Company.

                  SECTION 5.12. Financial Statements. The Seller shall cause the Company to prepare its financial statements for the fiscal year ended February 28, 1999 in a manner consistent with, and reflecting the implementation of, the accounting procedures of the Purchaser.

                  SECTION 5.13. Transfer of Contracts. In the case of (i) any Material Contracts or Permits which are not transferred or assigned to the Company prior to the Closing Date and (ii) all consents, approvals and waivers described in Section 3.11 of the Disclosure Schedule, the Seller agrees to use its reasonable best efforts (at no cost or expense to the Company) to obtain, or cause to be obtained (i) the assignment or transfer, as the case may be, of all such Material Contracts and Permits and (ii) all consents, approvals and waivers described in Section 3.11 of the Disclosure Schedule; provided, however, that if the Seller is unable to effect any of the foregoing, the Seller shall act as the Company's agent in (i) the performance, if any, of any obligations and liabilities and (ii) the receipt of any benefits, rights or interests which inure to the Seller, in each case, with respect to and under any Material Contract, Permit or item listed in Section 3.11 of the Disclosure Schedule. The Purchaser and the Seller covenant and agree that if in connection with any such transfer or assignment, a guarantee of the Company's obligations is required by the other party to such Material Contract or Permit, any such guarantee will be made jointly by the Purchaser and the Seller and will be apportioned based on the percentage interest in the Company held by such Person and its Affiliates.

                  SECTION 5.14. Transfer of Intellectual Property. (a) The Seller shall use its reasonable best efforts effectively to transfer to the Company prior to the Closing Date all Company Intellectual Property which is owned by the Seller and its Affiliates and used exclusively by the Company and its subsidiaries.

                  (b) In the event the transfers referred to in clause (a) above cannot be completed prior to the Closing Date, the Seller shall provide to the Company a world-wide, royalty-free, perpetual license to use such Company Intellectual Property in its business, which license shall be granted prior to the Closing Date, and will continue after the Closing Date to use reasonable best efforts to complete such transfers.

                  (c) The Seller shall provide to the Company a world-wide, non-exclusive, royalty-free, perpetual license to use all Company Intellectual Property which is not used exclusively by the Company or its subsidiaries.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

                  SECTION 6.01. Employee Benefit Plans. (a) On and after the Closing, the Benefit Plans in effect as of the Closing shall, subject to applicable law, the terms of this Agreement and the terms of such Benefit Plans, remain in effect until such time as the Company adopts new employee benefit plans and arrangements for the benefit of employees of the Company. Notwithstanding the foregoing and except as otherwise provided in the applicable Benefit Plan, the Purchaser shall cause the employee benefit plans and arrangements maintained for current employees of the Company following the Closing to provide, through the first anniversary of the Closing, a level of compensation and benefits that is substantially comparable in the aggregate to that provided under the Benefit Plans as in effect immediately prior to the date of this Agreement; provided, however, that changes may be made to such plans and arrangements to the extent necessary to comply with applicable law ; provided further, that nothing contained herein shall require the Purchaser to cause the Company to provide any employee stock option plan or similar plan, including, without limitation, any employee benefit plan or arrangement as a substitute for
(i) the BE Aerospace, Inc. 1994 Employee Stock Purchase Plan (the "Stock Purchase Plan") and (ii) the BE Aerospace, Inc. 1996 Stock Option Plan (the "Stock Option Plan"). On and after the Closing, the Purchaser shall cause the Company to assume, in accordance with their terms, the agreements dated October 20, 1998 and November 11, 1998 between BE Aerospace, Inc. and Carl Worley and Arthur Lipton, respectively. On and after the Closing, the Seller shall retain all liabilities with respect to any agreements or arrangements between the Seller and Scott Smith.

                  (b) The Seller shall cause employees of the Company who have been granted options under the Stock Option Plan (i) to continue to vest in such options based upon their continued employment with the Company afer the Closing as if they had continued employment with the Seller or one of its subsidiaries, and (ii) not to be deemed to have terminated service with the Seller and its subsidiaries for purposes of the Stock Option Plan as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby. Upon any such employee's termination of employment with the Company after the Closing for any reason, the Seller shall cause such employee to have the benefit of any provisions contained in the Stock Option Plan which allow for the exercise of options granted thereunder afer termination of employment in the same manner as if such employee had terminated employment with the Seller. To the extent permitted by applicable law, the Seller shall take all actions which are reasonable and necessary, including, without limitation, the adoption of amendments to the Stock Option Plan, to effectuate the covenants contained in this subsection (b).

                  (c) The Seller shall allow employees of the Company who would otherwise be entitled to purchase common stock of the Seller under the Stock Purchase Plan on February 26, 1999 to be entitled to effect such purchases no later than the day prior to the Closing Date. To the extent permitted by applicable law, the Seller shall take all actions which are reasonable and necessary, including, without limitation, the adoption of amendments to the Stock Purchase Plan and the making of proper and timely communications to affected employees, to effectuate the covenants contained in this subsection
(c). After the Closing, employees of the Company shall not be entitled to effect any further additional purchases of common stock of the Seller under the Stock Purchase Plan.

                  (d) To the extent permitted by law, the Seller shall take any actions which are reasonable and necessary, including, without limitation, the adoption of amendments to the BE Aerospace, Inc. Supplemental Executive Retirement Plan, the BE Aerospace, Inc. Supplemental Executive Deferred Compensation Plan (SEDCP) Plan II and the BE Aerospace, Inc. Supplemental Executive Deferred Compensation Plan (SEDCP) Plan III (collectively, "Seller's SERPs"), to ensure that employees of the Company who participate in one or more of Seller's SERPs shall not be entitled to distributions of their benefits under Seller's SERPs solely as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby, and that such employees shall be entitled to distributions of their benefits under Seller's SERPs upon their termination of employment with the Company and its Affiliates.

                  (e) If the Company establishes a tax-qualified 401(k) savings plan (the "Company's 401(k) Plan") in replacement of the BE Aerospace, Inc. Savings Plan ("Seller's 401(k) Plan"), the Seller shall as soon as administratively practical, upon the Purchaser's request, (i) provide the Purchaser with such evidence as the Purchaser may reasonably request to ensure that Seller's 401(k) Plan is qualified under Section 401(a) of the Code, and
(ii) take any and all actions reasonable and necessary to cause that portion of the assets and corresponding benefit liabilities under Seller's 401(k) Plan allocable to both the vested and unvested account balances of employees of the Company and their beneficiaries under Seller's 401(k) Plan, to be transferred, in cash or other property reasonably acceptable to the Purchaser, from the trust under Seller's 401(k) Plan to a trust under the Company's 401(k) Plan. The amount of assets to be transferred pursuant to the preceding sentence shall be subject to the Purchaser's and the Seller's review and confirmation, and shall be determined in conformance with Section 414(l) of the Code.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

                  SECTION 7.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. (i) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or prior to the Closing shall have been complied with in all material respects; and (iii) the Seller shall have received a certificate of the Purchaser as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of the Purchaser.

                  (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Class One Interests contemplated hereby shall have expired or shall have been terminated.

                  (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions.

                  (d) Intentionally Omitted.

                  (e) Limited Liability Company Agreement. The Purchaser shall have become a Member of the Company by becoming a party to the Limited Liability Company Agreement in substantially the form of Exhibit A hereto.

                  (f) Exon-Florio. All governmental approvals and consents, implied or otherwise required to be obtained under the Exon-Florio Amendment shall have been obtained or the applicable time period thereunder shall have expired (which approvals and consents shall not impose any burdens or restrictions on the Seller or any of its

 Affiliates which would have a material adverse effect on the Company or the ability of the Seller to participate in the control or management of the Company).

                  (g) Guaranty. The Guarantor shall have executed and delivered the Guaranty substantially in the form of Exhibit 1.01(b) hereto.

                  (h) Bank Letter. The Purchaser shall have delivered to the Seller a letter from a commercial bank having assets of at least $50 billion, in the form attached hereto as Exhibit 7.01(h).

                  SECTION 7.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties; Covenants. (i) The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects); (ii) the covenants and agreements contained in this Agreement to be complied with the Seller at or prior to the Closing shall have been complied with in all material respects; and (iii) the Purchaser shall have received a certificate of the Seller as to the matters set forth in clauses (i) and (ii) above signed by an officer of the Seller.

                  (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Class One Interests contemplated hereby shall have expired or shall have been terminated.

                  (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions.

                  (d) Good Standing and Other Certificates. The Seller shall have delivered to the Purchaser (i) a certificate from the Secretary of State or other appropriate official of the Company to the effect that the Company is in good standing or subsisting in the jurisdiction of its organization, (ii) a certificate from the Secretary of State or other appropriate official in each State in which the Company is qualified to do business to the effect that the Company is in good standing in such State and (iii) a certificate as to the tax status of the Company from the appropriate official in Delaware and each state in which the Company is qualified to do business.

                  (e) Approvals. All governmental and third party consents, waivers and approvals, if any, listed on Section 7.02(e) of the Disclosure Schedule shall have been received.

                  (f) Bank Letter. The Seller shall have delivered to the Purchaser a letter from a commercial bank having assets of at least $50 billion, in the form attached hereto as Exhibit 7.02(f).

                  (g) Exon-Florio. All governmental approvals and consents, implied or otherwise required to be obtained under the Exon-Florio Amendment shall have been obtained or the applicable time period thereunder shall have expired (which approvals and consents shall not impose any burdens or restrictions on the Purchaser or any of its Affiliates which would have a material adverse effect on the Company or the ability of the Purchaser to control or manage the Company).

                  (h) Release of Chase Guarantee. The guarantee by the Company of the Seller's obligations under the Seller's credit facility with The Chase Manhattan Bank and the security interest in the assets of the Company in favor of The Chase Manhattan Bank shall have each been unconditionally released.

                  (i) Harris Waiver. Harris Corporation ("Harris") shall have waived in writing its rights to purchase the Company's membership interests in B/E Harris Live TV, LLC under the Limited Liability Company Agreement dated as of February 10, 1998 among the Company, Harris and In-Flight Phone Corporation to the extent such rights are triggered by the transactions contemplated by this Agreement.

                  (j) Change in Accounting. The Seller shall have caused the Company to change its method of accounting in a manner consistent with
         Section 3.06 of the Disclosure Schedule.

                  (k) Change in Fiscal Year. The Seller shall have caused the Company's fiscal year to be changed so that it ends on December 31 of each year.

                  (l) ACCTV Assets. All assets (including, but not limited to, all Intellectual Property, inventory, equipment, contract rights, Permits and Books and Records) necessary to manufacture and sell any products related to the ACCTV Business as conducted by the Company prior to the date hereof shall have been transferred free and clear of all Encumbrances, other than Permitted Encumbrances, to the Company.




                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 8.01. Survival. Subject to the limitations and other provisions of this Agreement, the representations, warranties, covenants and agreements of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Seller or the Purchaser, for a period extending from the Closing Date until the earlier of March 31, 2000 and the date of the completion by the Company's auditors of the audit for the fiscal year ending December 31, 1999; provided, however, that the representations and warranties set forth in
Section 3.15 and covenant set forth in Section 5.10 shall survive until the expiration of the applicable statute of limitations for the Tax in question, the representations and warranties set forth in Section 3.20 shall survive for a period of four (4) years, the representations and warranties set forth in the last sentence of Section 3.03 shall survive until the expiration of the applicable statute of limitations; and the covenants and agreements set forth in Sections 2.04, 5.03, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, and
5.14 and Articles VI, VIII and X shall remain in full force and effect for the applicable periods specified in the respective Sections or Articles or, if no such period is specified, until the expiration of the applicable statute of limitations.

                  SECTION 8.02. Indemnification by the Purchaser. (a) The Purchaser agrees, subject to the other terms and conditions of this Agreement and on an after Tax basis, to indemnify the Seller and its agents, successors and assigns (as used in this Section 8.02, each a "Seller Indemnified Party") against and hold each Seller Indemnified Party harmless from all Losses arising out of (i) the breach of any representation or warranty contained in Article IV and (ii) the breach of any covenant or agreement of the Purchaser herein. Anything in Section 8.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Purchaser for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Purchaser describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 8.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

                  (b) The indemnification obligations of the Purchaser pursuant to Section 8.02(a)(i) shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to Section 8.02(a)(i) exceeds $500,000 (the "Purchaser's Threshold Amount"), in which event such claims shall be indemnifiable from the first dollar thereof. In addition, no claim may be made against the Purchaser for indemnification pursuant to
Section 8.02(a)(i) with respect to any individual item (or aggregation of similar items) of Loss, unless such item (or aggregation of similar items) exceeds $10,000, nor shall any such item (or aggregation of similar items) which does not exceed $10,000 be applied to or considered part of the Purchaser's Threshold Amount. The indemnification obligations of the Purchaser pursuant to
Section 8.02(a)(i) shall be effective only until the dollar amount paid in respect of all Losses indemnified against under Section 8.02(a)(i) aggregates to an amount equal to $15,000,000. For the purposes of this Section 8.02(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount (i) net of any Tax benefit actually realized by the Seller Indemnified Party making such claim on or prior to the date of an indemnification payment under this Section 8.02 and (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by the Seller Indemnified Party making such claim from any third party with respect thereto (on an after tax basis).

                  (c) Payments by the Purchaser to any Seller Indemnified Party pursuant to Section 8.02(a) shall be limited to the amount of any Losses that remains after deducting therefrom (i) any Tax benefit actually realized by such Seller Indemnified Party on or prior to the date of an indemnification payment under this Section 8.02 and (ii) any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by such Seller Indemnified Party from any third party with respect thereto (on an after tax basis). If a payment is made by the Purchaser to any Seller Indemnified Party in accordance with this Section 8.02, and if a Tax benefit subsequently is actually realized by such Seller Indemnified Party or any Affiliate of such Seller Indemnified Party (that was not previously taken into account to reduce an amount otherwise payable by the Purchaser to such Seller Indemnified Party under this Section 8.02), such Seller Indemnified Party shall promptly pay to the Purchaser at the time of such realization the amount of such Tax benefit to the extent that such amount would have resulted in a reduction in an obligation of the Purchaser under Section 8.02 if the Tax benefit had been obtained at the time that such obligation was satisfied.

                  SECTION 8.03. Indemnification by the Seller. (a) The Seller agrees, subject to the other terms and conditions of this Agreement and on an after Tax basis, to indemnify the Purchaser and its Affiliates (including, without limitation, the Company) (as used in this Section 8.03, each a "Purchaser Indemnified Party") against and hold each Purchaser Indemnified Party harmless from all Losses arising out of (i) the breach of any representation or warranty of the Seller contained in Article III, (ii) the breach by the Seller of any covenant or agreement of the Seller contained herein, (iii) the actions taken by the Company prior to the Closing Date and described in Section 3.20 of the Disclosure Schedule and (iv) Taxes imposed on or with respect to the income, assets, or operations of the Company and its subsidiaries for taxable periods (or portions thereof) ending on or prior to the Closing Date to the extent such Taxes were required to have been paid to the appropriate taxing authority prior to the Closing Date. Anything in Section 8.01 to the contrary notwithstanding, no claim may be asserted nor any action commenced against the Seller for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Seller describing in detail the facts and circumstances with respect to the subject matter of such claim or action within thirty days after the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 8.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

                  (b) The indemnification obligations of the Seller pursuant to
Section 8.03(a)(i) shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to Section 8.03(a)(i) exceeds $500,000 (the "Seller's Threshold Amount"), in which event such claims shall be indemnifiable from the first dollar thereof. In addition, no claim may be made against the Seller for indemnification pursuant to Section 8.03(a)(i) with respect to any individual item of Loss (or aggregation of similar items), unless such item (or aggregation of similar items) exceeds $10,000, nor shall any such item (or aggregation of similar items) which does not exceed $10,000 be applied to or considered part of the Seller's Threshold Amount. The indemnification obligations of the Seller pursuant to Section 8.03(a)(i) shall be effective only until the dollar amount paid by the Seller in respect of all Losses indemnified against under Section 8.03(a)(i) aggregates to an amount equal to $15,000,000, provided, however, that with respect to claims relating to the representations and warranties contained in the last sentence of Section
3.03 and in Section 3.15 and the covenant set forth in Section 5.10 only, the indemnification obligations shall be effective until the dollar amount paid in respect of all Losses aggregates to an amount equal to the Purchase Price, as adjusted pursuant to Section 2.04, provided, that in no event shall the Purchaser be required to return any indemnification amount previously received if the Purchase Price is reduced pursuant to Section 2.04 after such payment has been made to any Purchaser Indemnified Party. For the purposes of this Section 8.03(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount (i) net of any Tax benefit actually realized on or prior to the date of an indemnification payment under this Section 8.03, and (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by any Purchaser Indemnified Party from any third party with respect thereto (on an after tax basis).

                  (c) Payments by the Seller pursuant to Section 8.03(a) shall be limited to the amount of any Losses that remains after deducting therefrom
(i) any Tax benefit actually realized on or prior to the date of an indemnification payment under this Section 8.03, by such Purchaser Indemnified Party and (ii) any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by any Purchaser Indemnified Party from any third party with respect thereto (on an after-tax basis). If a payment is made by the Seller in accordance with this Section 8.03, and if a Tax benefit subsequently is actually realized by such Purchaser Indemnified Party or any Affiliate of any Purchaser Indemnified Party (that was not previously taken into account to reduce an amount otherwise payable by the Seller to such Purchaser Indemnified Party under this Section 8.03), the Purchaser shall promptly pay to the Seller at the time of such realization, the amount of such Tax benefit to the extent that such amount would have resulted in a reduction in an obligation of the Seller under this Section 8.03 if the Tax benefit had been obtained at the time that such obligation was satisfied.

                  SECTION 8.04. Indemnification Procedures. (a) A Seller Indemnified Party or a Purchaser Indemnified Party, as the case may be (for purposes of this Section 8.04, an "Indemnified Party"), shall give the indemnifying party under Section 8.02 or 8.03, as applicable (for purposes of this Section 8.04, an "Indemnifying Party"), prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which it may request indemnification hereunder or as to which the Seller's Threshold Amount or the Purchaser's Threshold Amount, as applicable, may be applied as soon as is practicable and in any event within 45 days of the time that such Indemnified Party learns of such claim, assertion, event or proceeding; provided, that the failure to so notify the Indemnifying Party shall not affect rights to indemnification hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure. The Indemnifying Party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense; provided, however, that the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), enter into any settlement or otherwise compromise any such claim or proceeding that relates to Taxes if such settlement or compromise may adversely affect the Tax liability of the Indemnified Party or the Company, or any Affiliate of either of the foregoing, for any taxable period. With respect to such claims or proceedings relating to Taxes, the Indemnifying Party shall allow the Indemnified Party to reasonably request updates regarding developments that may be relevant to the Taxes of the Company or the Indemnified Party, and shall allow the Indemnified Party to provide comments regarding the direction of such claim or proceeding (which comments, subject to the foregoing consent requirements with respect to settlements or compromises, the Indemnifying Party will be free to accept or reject in its sole discretion). If the Indemnifying Party elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of such Indemnified Party shall be paid by such Indemnified Party. Such Indemnified Party shall provide the Indemnifying Party with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse such Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, such Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Indemnifying Party consents in writing to such payment or unless the Indemnifying Party, subject to the last sentence of this Section 8.04(a), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against such Indemnified Party for such liability. If the Indemnifying Party shall fail to defend against such claim or proceeding, or if, after commencing or undertaking any such defense, the Indemnifying Party fails to prosecute or withdraws from such defense, such Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. If such Indemnified Party assumes the defense of any such claim or proceeding pursuant to this
Section 8.04(a) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then such Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

                  (b) Each party hereto hereby acknowledges and agrees that from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the representations and warranties contained in Article III and Article IV and the covenants contained in this Agreement to be performed prior to the Closing shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each party hereto hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have, from and after the Closing, against the other parties hereto or its officers, directors, employees, agents, representatives and Affiliates relating thereto.

                  (c) Except as set forth in this Agreement, the parties hereto are not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party hereto, after the consummation of the purchase and sale of the Class One Interests contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, no party hereto shall have any liability under any provision of this Agreement for, and in no event shall the Purchaser's Threshold Amount or the Seller's Threshold Amount, as the case may be, be applied to, any consequential damages. Each party hereto shall take all reasonable steps to mitigate its Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.

                  (e) For purposes of Sections 8.02 and 8.03, a Tax benefit shall be considered realized in the taxable year in which the Taxes of an Indemnified Party are reduced as a result of any deduction, loss, credit, allowance or similar item that relates to a claim or action for which an indemnification payment was made by an Indemnifying Party under this Agreement (it being understood that no Indemnifying Party shall forgo any Tax Benefit to which it is properly entitled). Prior to the time that any indemnification payment is made under this Article VIII, and thereafter on a quarterly basis (on January 15, April 15, July 15 and October 15 of each calendar year), the Indemnified Party shall provide the Indemnifying Party with a certificate of an internationally-recognized independent accounting firm, signed by a duly authorized member of such firm and providing such firm's determination of the amount that may be taken into account under Sections 8.02 or 8.03, as the case may be, as the Tax benefits of the Indemnified Party that are actually realized; it being understood that if the foregoing certificate is to be provided by the Purchaser, such certificate shall be provided by Mazars & Guerard or such other internationally-recognized independent accounting firm chosen by the Purchaser, and if such certificate is to be provided by the Seller, such certificate shall be provided by Deloitte & Touche, LLP or such other internationally-recognized independent accounting firm chosen by the Seller; provided, however, that if the Indemnifying Party objects to the determination set forth in the certificate, the matter shall be submitted to an internationally-recognized independent accounting firm mutually acceptable to the parties, whose determination of the Tax benefits actually realized by an Indemnified Party shall be final and binding (and whose fees shall be paid by the Indemnifying Party); it being further understood that the Indemnified Party shall not be obligated to disclose and no accounting firm providing the above-described certificate shall disclose to the Indemnifying Party any information relating to the income or operations of the Indemnified Party or its Affiliates or any other information relating to any Returns of such Indemnified Party.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of the Seller and the Purchaser;

                  (b) by either the Seller or the Purchaser, if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting the sale of the Class One Interests hereunder and such order, decree, ruling or other action shall have become final and unappealable; provided, that the provisions of this Section 9.01(b) shall not be available to any party unless such party shall have complied with its obligations under Section 5.04 or otherwise used its best efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement; or

                  (c) by either the Seller or the Purchaser, if the Closing shall not have occurred on or prior to February 26, 1999; provided, however, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

                  For purposes of Section 9.01(c) only, time shall be of the essence, provided, however, nothing contained in this provision shall have the effect of requiring the Purchaser or the Seller to waive any of its rights, or relieving either the Purchaser or the Seller of any of its obligations, under this Agreement.

                  SECTION 9.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Section 5.03 and Section 10.01 and (b) that nothing herein shall relieve either party from liability for any willful breach hereof.

                  SECTION 9.03. Waiver. At any time prior to the Closing, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.


                                    ARTICLE X

                               GENERAL PROVISIONS

                  SECTION 10.01. Expenses. (a) Except as otherwise provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                  (b) Notwithstanding the foregoing, if the Closing does not occur because of a breach by a party hereto, such party will reimburse the other party (as its sole and exclusive remedy hereunder) for its out-of-pocket costs and expenses, including, without limitation, fees and expenses of counsel, financing and accountants and disbursements of financial advisors, incurred in connection with the preparation, negotiation and performance of this Agreement and the transactions contemplated hereby.

                  SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                  (a)      if to the Seller:
                           BE Aerospace, Inc.
                           1400 Corporate Center Way
                           Wellington, FL 33414
                           Attention:  Thomas McCaffrey
                                       Chief Financial Officer
                           Telecopier:  (561) 791-3966

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  Alfred J. Ross, Esq.
                           Telecopier:  (212) 848-7179

                  (b)      if to the Purchaser:

                           Sextant Avionique, Inc.
                           1924 NW 84th Avenue
                           Miami, Florida 33126
                           Attention:  Willy Moses
                                       President
                           Telecopier:  (305) 597-6366
                           with a copy to:

                           Sextant Avionique, S.A.
                           Zone Aeronautique
                           Luis Breguet-BP 200
                           78141 Velizy-Villacoublay Cedex
                           France
                           Attention:  Lucien Arbel
                           Telecopier:  (011) 33-1-46-29-88-88

                           and

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, New York 10036
                           Attention:  Alison M. Dreizen, Esq.
                           Telecopier:  (212) 354-8113

                  SECTION 10.03. Public Announcements. Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other parties, and the parties hereto shall cooperate as to the timing and contents of any such announcement.

                  SECTION 10.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 10.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  SECTION 10.06. Entire Agreement. This Agreement (including the Disclosure Schedule and the Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between each the Seller and the Purchaser with respect to the subject matter hereof and except as otherwise expressly provided herein.

                  SECTION 10.07. Assignment. This Agreement shall not be assigned by either party hereto, provided that the Purchaser may, by written notice delivered to the Seller not less than three (3) days prior to the Closing Date, designate a wholly owned subsidiary to assume all or a portion of the obligations and rights of the Purchaser under this Agreement, provided, further, however that no such assignment shall release the Purchaser from any of its obligations under this Agreement or the Guarantor of its obligations under the Guaranty.

                  SECTION 10.08. No Third-Party Beneficiaries. Except as specifically provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their permitted successors, assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 10.09. Waivers and Amendments. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by each party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at Law or in equity.

                  SECTION 10.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement required to be performed prior to the Closing was not performed in accordance with the terms hereof and that, prior to the Closing, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

                  SECTION 10.11. Governing Law; Dispute Resolution. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

                  (b) In the event of any dispute in connection with or arising out of the existence, validity, construction or performance of this Agreement (or any terms hereof) (collectively, a "Dispute"), the parties hereto shall attempt in good faith to negotiate and resolve any such

 Dispute. If after good faith negotiations the Dispute shall have not been resolved, either party may deliver to the other party written notice of its intention to submit the matter to arbitration (the "Arbitration Notice"). If the matter is not resolved within ten (10) Business Days after the delivery of the Arbitration Notice, or such later date as may be mutually agreed upon, then all Disputes shall be finally settled by arbitration.

                  (c) The seat of the arbitration shall be in New York, and the arbitration shall be conducted in English, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules. The arbitrators are precluded from considering or awarding consequential, special, punitive or exemplary damages to any party in any arbitration conducted pursuant hereto. The parties shall have the right to present documentary evidence and witnesses. The parties shall also have the right to cross-examine witnesses. The decision of the arbitrators shall be final and binding upon the parties, and no party shall seek recourse to a law court or other authorities to appeal for revisions of such decision. Nothing herein shall limit the ability of a party to seek temporary or preliminary injunctive relief pending arbitration.

                  SECTION 10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the Seller and the Purchaser each by its respective officers thereunto duly authorized have caused this Agreement to be executed as of the date first written.

                                        BE AEROSPACE, INC.



                                        By: /s/ Thomas P. McCaffrey
                                            -----------------------------------
                                              Name:  Thomas P. McCaffrey
                                              Title: Corporate Senior Vice
                                                     President and Chief
                                                     Financial Officer


                                        SEXTANT AVIONIQUE, INC.



                                        By: /s/ Willy Moses
                                            -----------------------------------
                                              Name:  Willy Moses
                                              Title: President/C.E.O.

                         SEXTANT IN-FLIGHT SYSTEMS, LLC

                              AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                               February 25, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I
DEFINITIONS ...................................................................2
          1.1.  Definitions ...................................................2
          1.2.  Other Definitions .............................................9

ARTICLE II
FORMATION .....................................................................9
          2.1.  Formation .....................................................9
          2.2.  Name ..........................................................9
          2.3.  Certificate of Formation ......................................9
          2.4.  Taxation ......................................................9

ARTICLE III
PURPOSES AND POWERS ...........................................................9
          3.1.  Purpose .......................................................9
          3.2.  Powers .......................................................10
          3.3.  Foreign Qualification ........................................10

ARTICLE IV
CAPITAL ......................................................................10
          4.1.  Capital Contributions and Membership Interest ................10
          4.1.1.  Additional Capital Contributions ...........................10
          4.1.2.  No Negative Capital Account Make Up ........................10
          4.2.  No Interest or Right to Withdraw .............................10

ARTICLE V
CREATION AND MAINTENANCE OF CAPITAL ACCOUNTS .................................10
          5.1.  Creation of Capital Account ..................................10
          5.1.1.  Cash Contributions/Distributions ...........................11
          5.1.2.  Property Contributions/Distributions .......................11
          5.1.3.  Profit .....................................................11
          5.1.4.  Loss .......................................................11
          5.1.5.  Capital Account Maintenance ................................11

ARTICLE VI
ALLOCATION OF PROFITS AND LOSSES .............................................12
          6.1.  Allocation of Profits and Losses .............................12

                                       (1)

                                                                            Page
                                                                            ----

          6.1.1.  Special Allocations ........................................12
          6.1.2.  Curative Allocations .......................................13
          6.2.  Tax Allocations ..............................................13
          6.3.  Income Characterization ......................................14
          6.4.  Change in Percentage Interests ...............................14

ARTICLE VII
DISTRIBUTIONS ................................................................14
          7.1.  Distribution of Cash .........................................15
          7.2.  Tax Distributions ............................................15
          7.3.  Distributions Made in Accordance with Priority Return and
                Percentage Interests .........................................15
          7.3.1.  Approval of Distributions of Priority Return ...............15
          7.4.  Limitations on Distributions .................................16
          7.4.1.  Basis of Determination of Solvency for Distribution ........16
          7.5.  Distribution Restrictions ....................................16
          7.6.  Distribution in Termination of the Company ...................16

ARTICLE VIII
NEW MEMBERS ..................................................................16
          8.1.  Approval of New Members ......................................16
          8.1.1.  New Membership Interests ...................................17
          8.2.  Admission of Members .........................................17
          8.3.  Statements of Membership Interests ...........................17

ARTICLE IX
MEMBER MEETINGS AND MANAGEMENT ...............................................17
          9.1.  Meetings of Members ..........................................17
          9.1.1.  Annual Meetings ............................................17
          9.1.2.  Special Meetings ...........................................17
          9.1.3.  Notice of Membership Meetings ..............................17
          9.1.4.  Waiver of Notice of Meeting of Members .....................18
          9.1.5.  Location of Member Meetings ................................18
          9.1.6.  Quorum of Members ..........................................18
          9.1.7.  Adjournment of Meetings of Members .........................18
          9.2.  Action Without a Meeting of the Members ......................18
          9.2.1.  Effective Date of Member Action by Consent .................19
          9.3.  Activities Requiring Member Approval .........................19

ARTICLE X
BOARD OF GOVERNORS ...........................................................19
          10.1.  Management of the Company ...................................20

                                       (2)

                                                                            Page
                                                                            ----

          10.1.1.  Governor is Not an Agent ..................................20
          10.2.  Election of Board ...........................................20
          10.3.  Term of Office of Governor ..................................20
          10.4.  Compensation of Governors ...................................20
          10.5.  Expulsion of a Governor .....................................20
          10.6.  Actions by the Board ........................................20
          10.6.1.  Major Decisions ...........................................20
          10.7.  Committees of the Board .....................................21
          10.7.1.  General ...................................................21
          10.7.2.  Pricing Committee .........................................21
          10.8.  Meetings of the Board .......................................21
          10.8.1.  Regular Meetings of the Board .............................21
          10.8.2.  Special Meetings of the Board .............................21
          10.8.3.  Notices for Board Meetings ................................21
          10.8.4.  Waiver of Notice of Board Meeting .........................21
          10.8.5.  Telephonic Board Meeting ..................................22
          10.8.6.  Quorum of Governors .......................................22
          10.8.7.  Action by Proxy ...........................................22
          10.8.8.  Board Action Without a Meeting ............................22
          10.8.9.  Effective Date of Board Action by Consent .................22

ARTICLE XI
DEADLOCKS ....................................................................22
          11.1.  Definition of Deadlock ......................................23
          11.2.  Referral to Chief Executive Officers ........................23
          11.3.  Auction .....................................................23

ARTICLE XII
MANAGERS; AUDITOR ............................................................24
          12.1.  Managers ....................................................24
          12.1.1.  Nomination ................................................25
          12.1.2.  Election and Term .........................................25
          12.1.3.  Powers ....................................................25
          12.2.  Duties of the Chief Manager .................................25
          12.3.  Duties of the Chief Financial Officer .......................26
          12.4.  Additional Managers .........................................27
          12.5.  Compensation of Managers ....................................27
          12.6.  Exclusivity of Service ......................................27
          12.7.  Standard of Conduct of Managers .............................27
          12.8.  Auditor .....................................................27

ARTICLE XIII

                                       (3)

                                                                            Page
                                                                            ----

AFFILIATED TRANSACTIONS ......................................................27
          13.1.  Dealing With Affiliated Persons .............................27
          13.1.1.  Written Agreement .........................................27
          13.1.2.  Intentionally Omitted .....................................27
          13.1.3.  Loans to the Company from Members or Affiliated Persons ...27
          13.2.  Policy ......................................................28
          13.3.  Reports .....................................................28

ARTICLE XIV
INDEMNIFICATION ..............................................................28
          14.1.  Indemnification .............................................28
          14.2.  Insurance ...................................................28
          14.3.  Non-Exclusive Right .........................................29

ARTICLE XV
FISCAL MATTERS ...............................................................29
          15.1.  Fiscal Year .................................................29
          15.2.  Books and Records ...........................................29
          15.3.  Reports to Members ..........................................29
          15.3.1.  Tax Information ...........................................29
          15.3.2.  Annual Reports ............................................30
          15.3.3.  Reports to the Board ......................................30
          15.4.  Tax Matters Representative ..................................30

ARTICLE XVI
DISSOLUTION EVENTS ...........................................................31
          16.1.  Dissolution .................................................31
          16.1.1.  Dissolution Avoidance Consent .............................31
          16.1.2.  Events Causing Dissolution ................................31
          16.2.  Withdrawal ..................................................32
          16.3.  General Effect of a Dissolution Event .......................32
          16.4.  Advance Notice of Voluntary Dissolution .....................33

ARTICLE XVII
ASSIGNMENTS ..................................................................33
          17.1.  Restriction on Assignment ...................................33
          17.2.  Definition of Assignment ....................................34
          17.3.  Permitted Assignments of Membership Interest ................34
          17.3.1.  Partial Assignment ........................................34
          17.3.2.  Assignment to a Non-Member ................................34
          17.4.  Other Approvals .............................................34

                                       (4)

                                                                            Page
                                                                            ----

          17.5.  Assignee to Assume Company Obligations ......................34
          17.6.  Call Right and Right of First Offer .........................35

ARTICLE XVIII
TERM, TERMINATION, WINDING UP ................................................36
          18.1.  Term ........................................................37
          18.2.  Events Causing Dissolution and Winding Up ...................37
          18.3.  Winding Up Affairs on Dissolution ...........................37
          18.4.  Distribution Upon Dissolution ...............................37

ARTICLE XIX
GENERAL PROVISIONS ...........................................................37
          19.1.  Notices .....................................................38
          19.1.1.  Company Notices ...........................................38
          19.1.2.  Member Notices ............................................38
          19.2.  Waiver of Right to Partition and Decree of Dissolution ......38
          19.3.  Non-Competition Covenant ....................................38
          19.4.  Integration .................................................39
          19.5.  Applicable Law ..............................................39
          19.6.  Severability ................................................40
          19.7.  Binding Effect ..............................................40
          19.8.  Amendment ...................................................40
          19.9.  Method of Accounting ........................................40
          19.10.  Section Captions ...........................................40
          19.11.  Confidentiality ............................................40
          19.11.1.  Disclosure and Use Restrictions ..........................40
          19.11.2.  Safeguarding .............................................41
          19.11.3.  Termination ..............................................41
          19.12.  Arbitration ................................................41
          19.13.  Counterpart Execution ......................................42

                                       (5)

                              AMENDED AND RESTATED


                      LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                         SEXTANT IN-FLIGHT SYSTEMS, LLC


                  THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT is made and entered into as of the 25th day of February 1999, and is by and among BE Aerospace, Inc. a Delaware corporation ("BE Aerospace"), Sextant Avionique, Inc., a Florida corporation ("Sextant"), BE Intellectual Property, Inc., a Delaware corporation ("BE Intellectual Property"), Puritan-Bennett Aero Systems Co., a Delaware corporation ("Puritan") and the other persons being Members from time to time.


                              W I T N E S S E T H:


                  WHEREAS, Sextant In-Flight Systems, LLC (formerly known as In-Flight Entertainment, LLC) (the "Company") was formed as a limited liability company under and pursuant to the Delaware Limited Liability Company Act (the "Act") to conduct certain business as a limited liability company;

                  WHEREAS, the Company has been operated pursuant to the Limited Liability Company Agreement dated as of November 5, 1997, as amended pursuant to Amendment No. 1 thereto dated as of November 19, 1997 (as so amended, the "Original LLC Agreement");

                  WHEREAS, the Original LLC Agreement was amended and restated pursuant to an Amended and Restated Limited Liability Company Agreement dated as of January 12, 1999 (the "First Amended and Restated LLC Agreement") in order to reorganize the Company into a board-managed limited liability company;


                  WHEREAS, BE Aerospace, Sextant, BE Intellectual Property and Puritan desire to amend and restate the First Amended and Restated LLC Agreement in order to admit Sextant as a Member of the Company and to set forth in full all of the terms and conditions pursuant to which the Company shall be managed and thereby establish the various rights and obligations of the persons being Members from time to time, in this amended and restated operating agreement (this

"Agreement").


                  NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto from time to time, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.1. Definitions. Any terms with their initial letters capitalized and not otherwise defined in this Agreement shall have the meaning set forth in the Act. The singular shall include the plural and the masculine gender shall included the feminine and neuter, and vice versa, as the context requires. As used in this Agreement, the following terms shall have the following meaning:

                  "Action" means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority or arbitrator.

                  "Affiliated Person" means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

                  "Bankruptcy" means: (a) the making of a general assignment for the benefit of creditors; (b) the filing of a voluntary bankruptcy petition; (c) becoming the subject of an order for relief or a declaration of insolvency in any federal or state bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days;
         (d) the filing of a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (e) the seeking, consenting to, or acquiescence in the appointment of a trustee, receiver or liquidator of the Member or of all, or substantially all, of the Member's properties;
         (f) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and ninety (90) days having expired without dismissal thereof; or (g) the involuntary appointment of a trustee, receiver or liquidator of the properties or of the person or with respect to all, or substantially all, of the Member's properties and ninety (90) days having expired without the appointment having been vacated or stayed.

                  "BE Condition" means (i) BE Aerospace, BE Intellectual Property and Puritan or any Permitted Assignee owns in the aggregate at least forty-five percent (45%) of the aggregate Membership Interests or
         (ii) the obligations of the parties pursuant to Section 2.04 of the Purchase Agreement have not been finally determined and paid in full.

                  "BE/Harris LiveTV, LLC" means BE/Harris LiveTV, LLC, a Delaware limited liability company jointly owned by the Company and Harris Corporation.

                  "Board" means the Board of Governors of the Company as provided for in this Agreement.

                  "Business Day" means a day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City or Paris, France.

                  "Capital Account" means the account maintained pursuant to
         Article V.

                  "Cash" means all cash funds of the Company on hand at the end of each calendar quarter after (a) payment of all Company obligations including debt service, rent, salaries, contractual obligations and all other cash expenses, expenditures and contingencies for the period, (b) the funding of such reserves for working capital, operating expenses and capital expenditures as the Board may determine is prudent, and (c) any unpaid current cash obligations of the Company at the end of such period (including those which are in dispute).

                  "Certificate of Formation" means the certificate of formation of the Company dated as of November 5, 1997 filed with the Secretary of State of the State of Delaware.

                  "Chief Manager" means the initial Chief Manager of the Company as described in Article XII below or any subsequent person appointed as Chief Manager by the Board. The Chief Manager may utilize the title of "President," "Chief Executive Officer" or other title as the Board may approve.

                  "Class" means the class of the Class One Membership Interest and/or Class Two Membership Interest as appropriate.

                  "Class One Member" means a Member holding a Class One Membership Interest.

                  "Class One Membership Interest" means the Membership Interests of such Class received by one or more Members of the Company as designated on Schedule A hereto. The Class One Membership Interest shall include the right to elect three (3) Governors to the Board in accordance with Section 10.2.

                  "Class Two Member" means a Member holding a Class Two Membership Interest.

                  "Class Two Membership Interest" means the Membership Interests of such Class received by one or more Members of the Company as designated on Schedule A hereto. If the BE Condition is met, the Class Two Membership Interest shall include the right to elect two (2) Governors to the Board in accordance with Section 10.2.

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


                  "Code" means the Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law where effective.

                  "Company" means Sextant In-Flight Systems, LLC.

                  "control" (including the terms "controlled by" or "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "Depreciation" means, for any fiscal year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset of the Company for such fiscal year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided that, if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Representative.

                  "EBITDA" means earnings before interest, taxes, depreciation and amortization.

                  "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state or local.

                  "Governor" means any natural person serving on the Board.

                  "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (a) The initial Gross Asset Value of any asset (other
                  than money) contributed by a Member to the Company shall be the gross fair market value of such asset as agreed to by, if the BE Condition is met, a Super-Majority Vote of the Board and, if the BE Condition is not met, a Majority Vote;

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


                           (b) The Gross Asset Values of all Company assets
                  shall be adjusted to equal their respective gross fair market values as determined by, if the BE Condition is met, a Super-Majority Vote of the Board and, if the BE Condition is not met, a Majority Vote as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; or (iii) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, provided, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Board, by, if the BE Condition is met, a Super-Majority Vote, and, if the BE Condition is not met, a Majority Vote determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

                           (c) The Gross Asset Value of any Company asset
                  distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by, if the BE Condition is met, a Super-Majority Vote of the Board and, if the BE Condition is not met, a Majority Vote.

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (a) or (b), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset.

                  "Indebtedness" means, without duplication, (a) all indebtedness (including principal, interest, fees, penalties and charges) of the Company for borrowed money or for the deferred purchase price of property or services evidenced by notes or other written obligations, (b) the face amount of all letters of credit issued for the account of the Company and all drafts drawn thereunder, (c) all liabilities secured by any lien on any property owned by the Company, whether or not such liabilities have been assumed by the Company, (d) the aggregate amount required to be capitalized under leases with respect to which the Company is the lessee, (e) indebtedness of other Persons assumed or guaranteed by the Company and (f) renewals, extensions and refundings of such Indebtedness.

                  "In-Flight Entertainment Business" means any product, including systems, equipment and software related thereto, for entertainment, passenger information, passenger communication and monitoring purposes used solely by passengers and cabin crew onboard commercial passenger transport aircraft.

                  "In-Flight Entertainment Systems" means any product, including systems, equipment, software, services, and support services related thereto, for entertainment, passenger information, passenger communication and monitoring purposes used solely by passengers

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


         and cabin crew onboard aircraft.

                  "Intellectual Property" means any patents, trademarks, copyrights, computer software programs or proprietary information of any type.

                  "Managers" means the Chief Manager and the Chief Financial Officer, and any other managers who may be appointed from time to time by the Board to manage the day to day affairs of the Company pursuant to the provisions of this Agreement and the direction of the Board. Managers may be given such titles as the Board may determine is appropriate.

                  "Majority in Interest" means (a) those remaining Members that would be entitled to receive a majority of the distributions that would be made if the business of the Company is not continued, and (b) those remaining Members that would receive a majority of any distributions in excess of the distributions described in clause (a) if the business of the Company is continued as reasonably determined in good faith by a majority of the Board. This definition shall be interpreted in a manner consistent with the safe-harbor provision of Revenue Procedure 94-46, as it may be amended, modified, superseded or supplemented from time to time.

                  "Majority Vote" means (a) with respect to the Members, a vote by Members having a majority of the Membership Interests eligible to vote on the matter, or (b) with respect to the Board, a majority in number of the Governors.

                  "Members" means those persons set forth and identified as Members in Schedule A attached hereto, and as such Schedule may be hereafter amended. Schedule A shall be amended as appropriate upon the admission of new Members pursuant to the terms of this Agreement without further action by the Members.

                  "Membership Interest" means each Member's interest in the Company. The Classes of Membership Interests are shown on Schedule A attached hereto.

                  "Net Profit" and "Net Loss" mean, for each fiscal year, an amount equal to the Company's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (a) Any income of the Company that is exempt from
                  federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition of "Net Profit" and "Net Loss" shall be added to such taxable income or loss;


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

                           (b) Any expenditures of the Company described in Code
                  Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition of "Net Profit" and "Net Loss", shall be subtracted from such taxable income or loss;

                           (c) In the event the Gross Asset Value of any Company
                  asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

                           (d) Gain or loss resulting from any disposition of
                  Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                           (e) In lieu of depreciation, amortization or any
                  other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation for purposes of computing Net Profit or Net Loss; and

                           (f) Any items which are specially allocated pursuant
                  to Sections 6.1.1 and 6.1.2 shall not be taken into account in computing Net Profit or Net Loss.

         The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 6.1.1 and
         6.1.2 shall be determined in a manner consistent with the rules set forth in subparagraphs (a) through (e) above.

                  "1933 Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Percentage Interest" of a Member means the percentage of the aggregate Membership Interests held by such Member. The initial Percentage Interest of each Member shall be as set forth on Schedule A.

                  "Permitted Assignees" shall mean any Person that (a) has credit standing sufficient to meet its obligations as a Member, (b) does not own or operate any significant amount of assets or businesses which are used in the production of In-Flight Entertainment Systems,
         (c) is not (i) a Person listed on Schedule 1.1(a) attached hereto, or
         (ii) any other similarly situated Person that has material conflicts of interest with the Company or the Non-Selling Member, including, but not limited to, being a competitor of the Company or the Non-Selling


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

         Member, (d) is not a Person with whom the Non-Selling Member has a material conflict with respect to any Action, (e) is acting on its own behalf and not on behalf of any other Person and (f) has a good general business reputation in the industries in which it is a participant.

                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

                  "Priority Return" shall have the meaning set forth in Schedule 1.1(b).

                  "Public Offering" means an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the 1933 Act.

                  "Purchase Agreement" means the Purchase Agreement dated as of January 25, 1999 between BE Aerospace and Sextant as it may be amended, supplemented or otherwise modified in accordance with its terms.

                  "Quorum" means, with respect to Members, those Members holding a seventy-five percent (75%) majority of the Membership Interests entitled to vote and, with respect to the Board, eighty percent (80%) of the Governors.

                  "Regulations" shall mean, except as expressly provided to the contrary herein, the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. Unless otherwise provided and subject to applicable transition rules, if any, all references herein to sections of the Regulations shall include any corresponding provisions of succeeding, substitute, proposed or final Regulations whose effective dates are applicable to the Company.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "Super-Majority Vote" means, with respect to the Members, more than seventy-five percent (75%) of the Membership Interests eligible to vote on a specific issue, matter or action. With respect to the Governors, "Super-Majority Vote" means more than eighty percent (80%) of the number of Governors eligible to vote on a specific issue, matter or action.


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


                  "Third Party" means, with respect to any Member, any other Person, other than the Company and its subsidiaries or any Affiliated Person of such Member.

                  1.2. Other Definitions. Other terms may be defined in the body of this Agreement.


ARTICLE II

FORMATION

                  2.1. Formation. The Members hereby acknowledge the formation of the Company under and pursuant to the Act on November 5, 1997.

                  2.2. Name. The name of the Company shall be Sextant In-Flight Systems, LLC. The Company may, by a Super-Majority Vote of the Members, change its name and, if Sextant no longer owns more than 50% of the outstanding Membership Interests, the name of the Company shall be changed to eliminate the name "Sextant". The Company may adopt and conduct its business under such assumed or trade names as the Board may from time to time determine. The Company shall file assumed or fictitious name certificates as may be required to conduct business in any jurisdiction.

                  2.3. Certificate of Formation. The Certificate of Formation as filed with the Secretary of State of the State of Delaware on November 5, 1997 by Edmund J. Moriarty, as an authorized person, is hereby adopted and ratified by the Members and is attached hereto as Schedule B. In the event of a conflict between the terms of this Agreement and the terms of the Certificate of Formation, the terms of the Certificate of Formation shall prevail.

                  2.4. Taxation. It is the intention of the Members that the Company be treated as a partnership for federal and state income tax purposes. All the terms and provisions of this Agreement shall be interpreted in accordance with this intention. The Members shall not take any tax position or other action that is inconsistent with such intention.


ARTICLE III

PURPOSES AND POWERS

                  3.1. Purpose. The purposes of the Company shall be to own, purchase, operate, finance, provide for management of, and possibly sell or otherwise dispose of assets connected with the business of manufacturing, marketing and distributing In-Flight Entertainment Systems, including, without limitation, the Company's interest in BE/Harris LiveTV, LLC and activities related or ancillary thereto (the "Business") and activities permitted by the Act and approved by the Board.


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


                  3.2. Powers. The Company shall have the full power and authority to conduct its business as provided by the Act and applicable law.

                  3.3. Foreign Qualification. Prior to the Company conducting business in any jurisdiction other than Delaware, the Company shall comply, to the extent procedures are available and with respect to those matters reasonably within the control of the Chief Manager, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. Each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or, if deemed appropriate by the Board, terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.


ARTICLE IV

CAPITAL

                  4.1. Capital Contributions and Membership Interest. Except as adjusted or revised pursuant to the terms of this Agreement, each Member's Membership Interest shall equal the Percentage Interest for each such Member and for the Class or Classes set forth on Schedule A.

                  4.1.1. Additional Capital Contributions. There shall be no further assessments without, if the BE Condition is met, a Super-Majority Vote of the Members and, if the BE Condition is not met, a Majority Vote. The failure to honor a properly required assessment shall result in the dilution of the failing Member's Membership Interest as provided in the assessment.

                  4.1.2. No Negative Capital Account Make Up. The Members shall have no obligation to restore any deficit in their respective Capital Accounts.

                  4.2. No Interest or Right to Withdraw. No Member shall have the right to demand the return of, or otherwise withdraw, his contribution, or to receive any specific property of the Company, except as specifically provided in this Agreement. No Member shall have the right to demand and receive property other than cash in return for his contributions. Except as specifically provided herein, no Member shall have priority over any other Member, either as to the return of capital or as to income, losses or distributions. No interest shall be paid on capital contributions or on balances in capital accounts.


ARTICLE V

CREATION AND MAINTENANCE OF CAPITAL ACCOUNTS

                  5.1. Creation of Capital Account. A Capital Account shall be maintained for each



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


Member for the full term of this Agreement in accordance with the capital accounting rules of Section 1.704-1(b)(2)(iv) of the Regulations. Each Member shall have only one Capital Account, regardless of (a) the number or Classes of interests in the Company owned by such Member, (b) the time or manner in which such interests were acquired by such Member, and (c) whether some or all of such Member's Membership Interest have been transferred to another Person (in such case, however, such new Member shall be allocated his proportionate portion of such Capital Account balance which shall thereafter be maintained with respect to such Member). Pursuant to the basic rules of Section 1.704-1(b)(2)(iv) of the Regulations, the Capital Account for each Member shall be maintained in accordance with the following provisions:

                  5.1.1. Cash Contributions/Distributions. Each Member's Capital Account shall be increased by the amount of money contributed by such Member (or such Member's predecessor in interest) to the capital of the Company and decreased by the amount of money distributed to such Member (or such Member's predecessor in interest);

                  5.1.2. Property Contributions/Distributions. Each Member's Capital Account shall be increased by the initial Gross Asset Value of each property (determined without regard to ss.7701(g) of the Code) contributed by such Member (or such Member's predecessor in interest) to the capital of the Company, (net of all liabilities that the Company is considered to assume or take subject to at the time of such contribution (as determined under ss.752 of the Code)) and decreased by the Gross Asset Value of each property (determined without regard to ss.7701(g) of the Code) distributed to such Member (or such Member's predecessor in interest), (net of all liabilities that such Member is considered to assume or to which such property is subject at the time of such distribution (as determined under ss.752 of the Code));

                  5.1.3. Profit. Each Member's Capital Account shall be increased by the amount of such Member's distributable share of Net Profit and each item of Company profit, income and gain specially allocated to such Member (or such Member's predecessor in interest) pursuant to Section 6.1;

                  5.1.4. Loss. Each Member's Capital Account shall be decreased by the amount of such Member's distributive share of Net Loss and each item of Company loss and deduction and expenditures that are specially allocated to such Member (or such Member's predecessor in interest) pursuant to Section 6.1.

                  5.1.5. Capital Account Maintenance. These provisions relating to the maintenance of Capital Accounts are intended to comply with ss.1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. The Capital Account balances of the Members as of the date of this Agreement shall be as set forth on Schedule A hereto. In the event the Tax Matters Representative, based on the advice of counsel or certified public accountant, determines that it is prudent to modify the manner in which the Capital Accounts, or any increases


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


or decreases thereto, are computed in order to comply with such Regulations, the Tax Matters Representative may make such modification, provided that such modification shall impact cash distributions to the minimum extent possible.


ARTICLE VI

ALLOCATION OF PROFITS AND LOSSES

                  6.1. Allocation of Profits and Losses. Subject to the special allocation rules set forth in Sections 6.1.1 and 6.1.2, the Net Profits and Net Losses of the Company for each fiscal year shall be allocated among the Members as follows: (i) first, Net Profits and Net Losses shall be tentatively allocated among the Members in proportion to their Percentage Interests in the Company and
(ii) second, Net Profits (or, if necessary, items of gross income or gain) tentatively allocated to Sextant for a fiscal year shall be reallocated to BE Aerospace until BE Aerospace shall have received cumulative allocations pursuant to this clause (ii) for such fiscal year and all prior fiscal years in an amount equal to the Priority Return of BE Aerospace for such fiscal year and all prior fiscal years. Any credit available for income tax purposes shall be allocated among the Members in proportion to their Percentage Interests.

                  6.1.1. Special Allocations. To the extent consistent with ss.1.704-1(b)(2)(iv) of the Regulations, the following special allocations are made in the following order:

                  (a) Minimum Gain Chargeback. Except as otherwise provided in
         Section 1.704-2(f) of the Regulations, if there is a net decrease in Company minimum gain during the year, each Member shall be specially allocated items of Company income and gain for the year (and, if applicable, subsequent years) equal to such Member's share of the net decrease in Company minimum gain, determined in accordance with Section 1.704-1(g) of the Regulations. This allocation shall be defined, interpreted and determined in accordance with applicable Regulations.

                  (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Member minimum gain attributable to a Member nonrecourse debt during the year, each Member with a share of the Member minimum gain shall be specially allocated items of Company income and gain for the year (and, if necessary, subsequent fiscal years) equal to such Member's share of the decrease in Member minimum gain attributable to such Member, determined in accordance with Section 1.704-2(i)(4) of the Regulations. This allocation shall be defined, interpreted, and determined in accordance with applicable Regulations.

                  (c) Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulation ss.1.704- 1(b)(2)(ii)(d)(4)-(6),


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


         items of Company income and gain shall be specially allocated to each Member in an amount and manner sufficient to eliminate, to the extent required by Regulations, the negative Capital Account balance of such Member as quickly as possible. This allocation shall be made only if a Member would have a negative Capital Account balance after all other allocations in this Section 6.1 are made.

                  (d) Gross Income Allocation. In the event any Member has a negative Capital Account balance at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible. This allocation shall be made only if a Member would have a negative Capital Account balance after all other allocations in this
         Section 6.1 are made.

                  (e) Nonrecourse Deductions. Nonrecourse deductions for any fiscal year shall be allocated to the Members pro rata in accordance with their respective Percentage Interests in the Company.

                  (f) Member Nonrecourse Deductions. Member nonrecourse deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss, or to the Members in the proportions in which they bear the economic risk of loss, with respect to the Member nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance with Section 1.704-2(i)(1) of the Regulations.

                  6.1.2. Curative Allocations. The allocations set forth in
Section 6.1.1 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.1.2. Therefore, notwithstanding any other provision of this Section 6.1 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to this Section 6.1 without regard to the Regulatory Allocations. In exercising its discretion under this Section 6.1.2, the Board shall take into account future Regulatory Allocations under Section 6.1.1 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 6.1.1.

                  6.2. Tax Allocations. In accordance with Code Section 704(c) and the Regulations


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


thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to the allocations described in this
Section 6.2 shall be made by the Tax Matters Representative in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit, Net Loss, other items or distributions pursuant to any provision of this Agreement. Except as otherwise provided in this Agreement, for federal, state and local tax purposes, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Profit or Net Loss, or amounts specially allocated pursuant to Section
6.1.1 or 6.1.2, as the case may be, for the fiscal year.

                  6.3. Income Characterization. For purposes of determining the character (as ordinary income or capital gain) of any taxable income of the Company allocated to the Members pursuant to this Article VI, such portion of the taxable income of the Company which is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Members in the proportion which (a) the amount of depreciation previously allocated to each Member or such Person's predecessors in interest bears to (b) the total of such depreciation allocated to all Members. This Section 6.3 shall not alter the amount of allocations between the Members pursuant to Section 6.1, but merely the character of income so allocated.

                  6.4. Change in Percentage Interests. Notwithstanding anything to the contrary herein, in the event any Member's Membership Interest changes during a fiscal year for any reason, including, without limitation, the transfer of any Membership Interest in the Company, allocations of taxable Net Profit and Net Loss, and special allocation pursuant to Sections 6.1.1 and 6.1.2, shall be adjusted as necessary to reflect the varying interests of the parties during such year. Ordinarily this will be based on the proportion of the year such Person held such Membership Interest, but in the event of any significant transactions or uneven income or loss, the Board may direct that a closing of the books method be used.


ARTICLE VII

DISTRIBUTIONS



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

                  7.1. Distribution of Cash. Except as provided in Sections 7.2 and 7.6, all distributions of Cash, whether in cash or other property, whether arising from operations or the termination of the Company, shall be made to the Members in proportion to the respective Percentage Interests, on the record date of such distribution. All amounts withheld pursuant to federal, state, or local tax laws and remitted to such taxing authority(s) with respect to any payment or distribution to a Member shall be treated as distributed to the Member.

                  7.2. Tax Distributions. To the maximum extent possible, on or before the tenth day of April, July, October and January of each year with the intent to meet estimated tax payment obligations, the Board shall make distributions of Cash or borrowed funds to the Members in an amount equal to forty percent (40%) of the estimated "Adjusted Allocated Taxable Income" of all Members for all preceding calendar quarter(s) within such calendar year (the "Tax Distribution") less an amount equal to the Tax Distributions previously made for such year. Any such distributions to Members shall be made in proportion to the "Adjusted Allocated Taxable Income" of each Member. The "Adjusted Allocated Taxable Income" of a Member shall be the estimated taxable income of the Company, if any, which is allocated to such Member for the applicable period. For this purpose, the special allocation of any income, gain, loss, depreciation and other deduction to a Member pursuant to Section 704(c) of the Code shall not be taken into account. Any overpayment of distributions made under this Section 7.2 shall be carried over to subsequent years and treated as a current distribution until it is used.

                  7.3. Distributions Made in Accordance with Priority Return and Percentage Interests. Subject to Section 7.4, all distributions, other than those required to fund the mandatory Tax Distribution to each Member, shall be made (i) first to BE Aerospace until BE Aerospace shall have received cumulative distributions pursuant to this clause (i) equal to the excess of (A) the cumulative Net Profits (and items of gross income and gain) allocated to BE Aerospace pursuant to clause (ii) of Section 6.1 for the current fiscal year and all prior fiscal years over (B) the cumulative amount of Tax Distributions made to BE Aerospace for the current fiscal year and all prior fiscal years with respect to allocations of Priority Returns pursuant to clause (ii) of Section 6.1, and (ii) thereafter in accordance with the Percentage Interests of the Members; provided, that, for purposes of distributions made pursuant to clause
(ii) of this Section 7.3, if a Tax Distribution (other than a Tax Distribution attributable to the Priority Returns) has resulted in distributions of Cash otherwise than in accordance with each Member's Percentage Interest, then adjustments in the distribution of remaining Cash at the end of subsequent taxable years shall be made in order that the Cash distributions received by each Member with respect to each taxable year pursuant to clause (ii) of this
Section 7.3 shall be, as closely as possible, in proportion to such Member's Percentage Interest with respect to such fiscal year.

                  7.3.1. Approval of Distributions of Priority Return. Sextant agrees to cause any Governors elected by Sextant not to unreasonably withhold approval of distributions of the Priority Return to BE Aerospace.


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


                  7.3.2. BE Aerospace Letter. On the date hereof, BE Aerospace and Sextant shall execute and deliver the BE Aerospace letter, a form of which is attached hereto as Exhibit A.

                  7.4. Limitations on Distributions. No distribution shall be declared by the Board and paid by the Company unless, after giving affect to the distribution, the Company will be able to pay its debts as they become due in the normal course of business and the fair value of the assets of the Company are more than the sum of the Company's total liabilities excluding liabilities to Members on account of their Membership Interests and liabilities for which the recourse of creditors is limited to specified property of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of the property exceeds that liability.

                  7.4.1. Basis of Determination of Solvency for Distributions. The Board may base a determination that a distribution is not prohibited under
Section 7.4 either on (a) financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or
(b) a fair valuation or other method that is reasonable in the circumstances.

                  7.5. Distribution Restrictions. No distributions shall be made to the Members pursuant to this Article VII if such distributions would violate any provision or covenants of or contained in loan agreements, licenses or other agreements, of the Company ("Distribution Restrictions").

                  7.6. Distribution in Termination of the Company. Except for reductions as a result of damages (liquidated or otherwise) on withdrawal as provided in this Agreement, all distributions of proceeds following or in anticipation of liquidation of the Company, after (a) payment of the debts and other liabilities of the Company (other than to the Members), (b) the incurred and expected expenses of liquidation including the purchase of "tail insurance" with respect to the Company, and (c) the establishment of a reasonable reserve for contingent or unknown liabilities of the Company in an amount agreed to by the Board, shall be made in accordance with Regulation ss. 1.704-1(b)(2)(ii)(b)(2) in proportion to the positive Capital Account balances of the Members determined after taking into account all the allocations and adjustments to the Capital Accounts for the Company's taxable years in which the dissolution event occurs and during which the liquidation occurs.


ARTICLE VIII

NEW MEMBERS

                  8.1. Approval of New Members. No other Person shall be made a Member without the approval of, if the BE Condition is met, a Super-Majority Vote of the Members and, if the BE Condition is not met, a Majority Vote of the Members.


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


                  8.1.1. New Membership Interests. The Company may not issue any additional Class One or Class Two Membership Interests without the approval of, if the BE Condition is met, a Super-Majority Vote of the Members and, if the BE Condition is not met, a Majority Vote of the Members.

                  8.2. Admission of Members. No new Member shall be admitted until he or she accepts, ratifies and agrees to be bound by the terms and conditions of the Certificate of Formation and this Agreement.

                  Schedule A shall be promptly revised to reflect the admission of the new Member when all of the conditions of Section 8.1 and this Section 8.2 have been complied with.

                  8.3. Statements of Membership Interests. Membership Interests shall not be represented by certificates. Within five (5) Business Days after the written request of any Member, the Company shall provide to such Member a written statement of such Member's Membership Interest, including Class, as of the time the Company makes such written statement. Pursuant to the Act, such statement shall not be deemed to be a certificated security, a negotiable instrument, a bond or a stock, and shall not be a vehicle by which any transfer of any Member's Membership Interest may be effected.


ARTICLE IX

MEMBER MEETINGS AND MANAGEMENT

                  9.1.  Meetings of Members.

                  9.1.1. Annual Meetings. The annual meeting of Members shall be held on such date and time as is determined by the Board. The first annual meeting shall be called by the Board within twelve (12) months of the organization of the Company and shall occur in the same month thereafter. The annual meeting of the Members shall be at such time as may be designated by the Board and stated in the notice of meeting, and shall be for the purpose of electing Governors and transacting such other business as may be properly brought before the meeting.

                  9.1.2. Special Meetings. Special meetings of Members may be called for any purpose or purposes by the Chief Manager or any Governor upon providing to the secretary (or other appropriate officer) of the Company a written demand for the meeting. Such demand must describe the purpose or purposes for which the meeting is to be held.

                  9.1.3. Notice of Membership Meetings. A written notice of each meeting of Members stating the place, date and time of the meeting, and, in the case of a special meeting, describing the purpose or purposes for which the meeting is called, shall be given to each Member entitled to notice of such meeting not less than ten (10) days nor more than two (2) months before the date of the meeting. Such notice shall be given as provided in Section 19.1 and shall be effective as provided in the Act.

                  9.1.4. Waiver of Notice of Meeting of Members. A Member may waive any notice required to be given by the Act or this Agreement before or after the date and time stated in the notice. The waiver must be in writing, signed by the Member entitled to the notice and delivered to the Company and filed in the Company's minutes or records, except that a Member's attendance at or participation in a meeting shall constitute a waiver of notice under the Act. Neither the business to be transacted at, nor the purpose of, any meeting of the Members need be specified in any waiver of notice.

                  9.1.5. Location of Member Meetings. Meetings of Members shall be held at such places, within or without the State of Delaware, at such time as may be designated in the notice of meeting. A meeting of the Members may be held by electronic communications in which each Member may hear the others talking.

                  9.1.6. Quorum of Members. The Members entitled to vote may take action on a matter at a meeting of the Members only if a Quorum exists with respect to that matter. If the Members participating in a Member meeting do not constitute a Quorum, additional meetings of the Members may be convened at intervals of no less than five (5) days after the immediately preceding meeting at which a Quorum was not present by sending notice of such meetings to all Members by facsimile. The third such meeting shall be deemed to have a Quorum irrespective of the number of Membership Interests held by participating Members, and if Members holding less than 75% of the Membership Interests entitled to vote attend the meeting all actions taken at such meeting may be approved by a Majority Vote, including those actions which require, by the terms of this Agreement, a Super-Majority Vote.

                  9.1.7. Adjournment of Meetings of Members. If a meeting of Members is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment. At the adjourned meeting, the Members may transact any business which might have been transacted at the time originally designated for the meeting if a Quorum existed at the time originally designated for the meeting; provided that if a new record date is or must be fixed under the Act or this Agreement, a notice of the adjourned meeting must be given to Members as of the new record date.

                  9.2. Action Without a Meeting of the Members. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if:

                  (a) A waiver of the meeting is signed by Members holding over seventy-five percent (75%) of the Membership Interests;



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

                  (b) The action is evidenced by one or more written consents describing the action taken and executed by Members holding Percentage Interests sufficient to pass such action at a meeting of the Members; and

                  (c) Such written waiver and evidence of action is delivered to the secretary (or other appropriate officer) of the Company for filing with the Company records.

                  9.2.1. Effective Date of Member Action by Consent. Action taken by written consent is effective when the last required Member executes the waiver or evidence of action, unless the evidence of action specifies a different date.

                  9.3. Activities Requiring Member Approval. Notwithstanding anything to the contrary herein, the Board may not authorize, and the Company may not undertake without the prior written consent of the Members holding, if the BE Condition is met, a Super-Majority Vote of the Membership Interests and, if the BE Condition is not met, a Majority Vote, any of the following actions:

                  (a) Any steps to wind up, dissolve, liquidate, reorganize, or otherwise terminate the existence of the Company, other than as provided in Article XVI;

                  (b) Any merger of the Company;

                  (c) The making of any loan to any Member by the Company;

                  (d) The approval of a contribution agreement relating to the contribution of capital to the Company by any new Member;

                  (e) Any assessment of or capital contributions by the Members;

                  (f) The sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company not in the ordinary course of business;

                  (g) The execution by the Company of an agreement containing Distribution Restrictions as defined in Section 7.5; and

                  (h) The approval of the Annual Reports prepared in accordance with Section 15.3.2.


ARTICLE X

BOARD OF GOVERNORS



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                  10.1. Management of the Company. Except as otherwise provided in this Agreement, the management and control of the Company and of its business and affairs shall rest with the Board which shall collectively exercise such rights in accordance with this Article X. The Board shall have all of the powers and duties not reserved to the Members under the Act or this Agreement.

                  10.1.1. Governor is Not an Agent. Unless so authorized in a Board or Member resolution, a Governor shall not have the authority, in his or her capacity as Governor, to execute contracts or other documents to bind the Company. A Governor, by virtue of being a Governor, is not an agent for the Company.

                  10.2. Election of Board. The Members shall elect the Board of Governors which shall consist of five (5) Governors. Three (3) of the Governors shall be elected by a Majority Vote of the Class One Members and two (2) of the Governors shall be elected by a Majority Vote of the Class Two Members, provided that if the BE Condition is not met the Governors shall be elected by a Majority Vote of all Members.

                  10.3. Term of Office of Governor. Governors shall serve for a term of one (1) year and until his or her successor is elected and qualified or until the death, resignation, expulsion, removal or disqualification of the Governor, whichever shall occur earlier. If any Member shall cease for any reason to be a Member, then any Governor who would not have been elected but for the vote of such Member shall resign. In the event of a vacancy on the Board, during such time as the BE Condition is met, the Member(s) of the Class entitled to elect such Governor shall be entitled to fill such vacancy for the balance of the unexpired term.

                  10.4. Compensation of Governors. If the BE Condition is met, the compensation, if any, of the Governors shall be established by a Super-Majority Vote of Members. If the BE Condition is not met, such compensation shall be established by a Majority Vote of Members. If any Governor is compensated for serving as a Governor, all Governors will be likewise compensated. Governors shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties. Governors may serve the Company in any other capacity and receive compensation therefor.

                  10.5. Expulsion of a Governor. A Governor shall be expelled for (a) actual fraud against the Company, (b) gross negligence in the performance of his or her duties as a Governor, or (c) conviction of a felony.

                  10.6. Actions by the Board. Except as provided in Section
10.6.1 or as otherwise specifically provided herein, all actions by the Board shall be taken by a Majority Vote.

                  10.6.1. Major Decisions. The actions ("Major Decisions") set forth on Schedule 10.6.1 require, before effectuation, approval by, if the BE


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Condition is met, a Super-Majority Vote of the Governors and, if the BE
Condition is not met, a Majority Vote of Governors.

                  10.7.  Committees of the Board.

                  10.7.1. General. The Board, by Majority Vote, may create one
(1) or more committees. A committee shall consist of two (2) or more Governors who serve at the pleasure of the Board. For so long as the BE Condition is met, each such committee shall have at least one (1) Governor appointed by the Class Two Member. Any such committee, to the extent specified by the Board, may exercise the authority of the Board in supervising the management of the business and affairs of the Company, except that a committee may not: (a) authorize distributions, except according to a formula or method prescribed by the Board; (b) approve or propose to Members action required by law to be approved by Members; (c) fill vacancies on the Board or any of its committees;
(d) amend the Certificate of Formation or propose amendments to the Certificate of Formation; or (e) make any Major Decision, other than the pricing decisions described in item (j) of Schedule 10.6.1. Any action of a committee may be overruled by the Board.

                  10.7.2. Pricing Committee. The Board shall designate a pricing committee (the "Pricing Committee") consisting of one Governor selected by the Class One Member and one Governor selected by the Class Two Members. The Pricing Committee shall have full authority to determine the pricing policies and guidelines of the Company and its Subsidiaries.

                  10.8.  Meetings of the Board.

          10.8.1. Regular Meetings of the Board. Regular meetings of the Board may be held without notice at such places, within or without the State of Delaware, on such dates and at such times as the Board may determine from time to time, but the Board shall, in any event, hold at least four (4) regular meetings during each fiscal year.

                  10.8.2. Special Meetings of the Board. Special meetings of the Board may be called by the Chief Manager or any Governor and shall be held at such places, within or without the State of Delaware, on such dates and at such times as may be stated in the notice of meeting.

                  10.8.3. Notices for Board Meetings. Special meetings of the Board must be preceded by at least two (2) Business Days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the meeting. Notice of an adjourned meeting need not be given, if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of any one (1) adjournment does not exceed one (1) month.

                  10.8.4. Waiver of Notice of Board Meeting. A Governor may waive any notice required to be given by the Act or this Agreement before or after the date and time stated in the notice. The waiver must be in writing, signed by the Governor entitled to the notice and delivered to the Company and filed in the Company's minutes or records, except that a Governor's attendance


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at or participation in a meeting shall constitute a waiver of notice under the
Act. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in any waiver of notice.

                  10.8.5. Telephonic Board Meeting. Any or all Governors may participate in a regular or special meeting by telephone conference or any other means of communication by which all Governors participating may simultaneously hear each other during the meeting. A Governor participating in a meeting by this means is deemed to be present in person at the meeting.

                  10.8.6. Quorum of Governors. The Governors may take action on a matter at a meeting of the Board only if a Quorum exists with respect to that matter. If the Governors participating in a meeting of the Board do not constitute a Quorum, additional meetings of the Board may be convened at intervals of no less than five (5) days after the immediately preceding meeting at which a Quorum was not present by sending notice of such meetings to all Governors by facsimile. The third such meeting shall be deemed to have a Quorum irrespective of the number of participating Governors and, if less than 80% of the Governors attend the meeting, all actions taken at such meeting may be approved by a Majority Vote, including those actions which require, by the terms of this Agreement, a Super-Majority Vote.

                  10.8.7. Action by Proxy. Any Governor may exercise his or her right to vote at any meeting by granting a proxy to any other Governor to vote on its behalf and at its direction on any or all matters presented at any meeting of the Board.

                  10.8.8. Board Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if:

                  (a) A waiver of the meeting is signed by a majority of the Governors;

                  (b) The action is evidenced by one (1) or more written consents describing the action taken and executed by Governors sufficient to pass such action at a meeting of the Board; and

                  (c) Such written waiver and evidence of action shall be delivered to the secretary (or other appropriate officer) of the Company for filing with the Company records and prompt notice of such action shall be provided to any Governor who has not executed the action on written consent.

                  10.8.9. Effective Date of Board Action by Consent. Board action taken by written consent is effective when the last required Governor executes the waiver or evidence of action, unless the evidence of action specifies a different date.


ARTICLE XI



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

DEADLOCKS

                  11.1. Definition of Deadlock. For purposes of this Agreement, if the BE Condition is met, a "Deadlock" shall be deemed to exist if the Members or the Board, as the case may be, are unable to reach a decision on a matter set forth in Sections 9.3(d), 9.3(e), 9.3(h) or items (a), (e), (f), (i), (o), (q), and (r) of Schedule 10.6.1 (each a "Key Decision") after such Key Decision has been discussed at two (2) meetings of Members or the Board, as the case may be, at which a Quorum was present throughout.

                  11.2. Referral to Chief Executive Officers. If a Deadlock arises either Member may request, by providing written notice (a "Referral Notice") to the other Member within fifteen (15) days of the second of the two
(2) meetings at which such Key Decision is not resolved, that the resolution of such Deadlock be referred to the Chief Executive Officers of the Members (each a "CEO"). Within fifteen (15) days of the delivery of the Referral Notice, each Member shall prepare a written memorandum to be provided to each CEO setting forth such Member's views on the Key Decision. The CEOs shall negotiate to resolve such Deadlock in good faith.

                  11.3. Auction. If, at any time after February 28, 2001, the CEOs are unable to resolve a Deadlock within thirty (30) days of the delivery of the memoranda described in Section 11.2, either Member (the "Auctioning Member") may provide written notice (the "Auction Notice") to the other Member stating that it wishes to buy from the other Member (the "Receiving Member") all of the Membership Interests held by such Receiving Member, at the price set forth in the Auction Notice; provided, that such price shall be no less than the price set forth on Schedule 11.3.

                  11.3.1. Within ten (10) days of its receipt of an Auction Notice, the Receiving Member shall provide written notice to the Auctioning Member whether it (a) accepts the offer (the "Notice of Acceptance") set forth in the Auction Notice, in which case the Receiving Member shall sell to the Auctioning Member, and the Auctioning Member shall purchase from the Receiving Member, all of the Membership Interests of the Receiving Member on the terms set forth in the Auction Notice, such purchase and sale to take place on the later of (x) the day which is thirty (30) days after receipt of the Notice of Acceptance or (y) the day all regulatory approvals are received, or (b) rejects the offer (the "Notice of Rejection") but offers to purchase the Membership Interests of the Auctioning Member at a price set forth in the Notice of Rejection, which price shall represent an increase of at least five percent (5%) (with such increase to be calculated assuming that the auction contemplated by this Section 11.3 was for the purchase of one hundred percent (100%) of the Membership Interests of the Company) as compared to the purchase price set forth in the Auction Notice.

                  11.3.2. The Auctioning Member shall have ten (10) days after receipt of a Notice of Rejection to provide the Receiving Member with a Notice of Acceptance or a Notice of Rejection, which shall set forth a price, which


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price shall represent an increase of at least five percent (5%) (with such increase to be calculated assuming that the auction contemplated by this Section
11.3 was for the purchase of one hundred percent (100%) of the Membership Interests of the Company) as compared to the purchase price set forth in the Notice of Rejection it received.

                  11.3.3. The process set forth above shall continue until one Member (the "Seller") sends the other Member (the "Buyer") a Notice of Acceptance. The Seller shall sell to the Buyer and the Buyer shall purchase from the Seller, all of the Membership Interests of the Seller on the terms set forth in the last Notice of Rejection, such sale to take place on the later of (x) the day which is thirty (30) days after receipt of the Notice of Acceptance or (y) the day on which all regulatory approvals are received.

                  11.3.4. At the closing of any sale pursuant to this Section 11.3, the Seller shall execute and deliver to the Buyer an assignment of its Membership Interests and any other instruments that the Buyer may reasonably require to give the Buyer good and clear title to all the Seller's right, title and interest in and to the Membership Interests being purchased.

                  11.3.5. If Sextant shall be the Buyer under this Article XI, then Sextant shall have the right to purchase the Membership Interests owned by Members other than the Seller upon the same terms and conditions as the Membership Interests so purchased from the Seller; provided, that the aggregate purchase price to be paid by Sextant for all Membership Interests to be purchased pursuant to this Article XI shall be allocated among such Members (including the Seller) on the basis of their Percentage Interests.

                  11.3.6. If Sextant shall be the Buyer under this Article XI and shall acquire all of the Membership Interest of BE Aerospace, the price to be paid by Sextant shall be increased by (1) the sum of all Priority Return allocated to BE Aerospace pursuant to clause (ii) of Section 6.1 for all prior years, reduced by the sum of all distributions to BE Aerospace under clause (i) of Section 7.3 and all Tax Distributions made to BE Aerospace in respect of allocations of Priority Returns under Section 6.1 in all prior years plus (2) the excess of the Buy-Out Fiscal Year Priority Return over the sum of (i) the distributions made to BE Aerospace for such fiscal year pursuant to clause (i) of Section 7.3 plus (ii) the amount of Tax Distributions made to BE Aerospace with respect to allocations of Priority Return under Section 6.1 for such fiscal year.


ARTICLE XII

MANAGERS; AUDITOR

                  12.1. Managers. The Company shall at all times have at least two (2) Managers, the Chief Manager and the Chief Financial Officer. The Board may, from time to time, appoint new, additional or substitute Managers and may, from time to time, eliminate any manager position other than that of the Chief Manager and the Chief Financial Officer. Any Manager may, at any time and

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upon thirty (30) days' prior written notice to the Board, resign. Upon the death, resignation or removal of the Chief Manager, the Board shall promptly vote to appoint another Chief Manager. Upon the death, resignation or removal of the Chief Financial Officer, the Board shall vote within thirty (30) days of such termination to appoint another Chief Financial Officer.

                  12.1.1. Nomination. If the BE Condition is met, the Class One Member shall have the exclusive right to nominate the Chief Manager and the Class Two Members shall have the exclusive right to nominate the Chief Financial Officer. If the BE Condition is met, each such Manager shall be approved by a Super-Majority Vote of the Board.

                  12.1.2. Election and Term. At the first meeting of the Board, the Board shall elect a Chief Manager, a Chief Financial Officer and any other Managers as the Board may desire. The Board may designate Managers with whatever title the Board deems appropriate. The Board may elect Managers at such additional times as it deems advisable. Each Manager shall serve until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

                  12.1.3. Powers. The day-to-day management of the Company and its business and affairs shall be directed by the Managers, who, subject to direction of the Board, shall have the rights, powers and duties as specified in this Agreement or which are necessary, advisable or convenient to the discharge of their duties under this Agreement.

                  12.2. Duties of the Chief Manager. The Chief Manager shall have the following duties:

                  (a) Manage, control and operate the day-to-day business of the Company consistent with the Certificate of Formation, this Agreement, agreements to which the Company is a party or by which the Company is bound, the annual business plan and budget of the Company, directions of the Board and, if applicable, the Members;

                  (b) See that the annual business plan and budget of the Company, and all other orders and resolutions of the Board or, if applicable, the Members, are carried into effect;

                  (c) Sign and deliver, in the name of the Company, any deeds, mortgages, bonds, contracts or other instruments or agreements pertaining to the business of the Company which are in good faith deemed by the Chief Manager to be necessary or appropriate to the proper operation of the business or to effectively and properly perform the Chief Manager's duties or exercise his or her power hereunder, except in cases in which another Manager is authorized by the Board to sign and deliver such documents;

                  (d) Perform other duties as directed by the Board or Members or as prescribed by this Agreement or authorized under the Act. The


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         Chief Manager shall have full authority to act for and on behalf of the
         Company, and any action taken by the Chief Manager shall constitute an act of the Company and serve to bind the Company unless the other party to such act has actual knowledge such action was unauthorized. In dealing with the Chief Manager acting on behalf of the Company in its ordinary course of business, no Person shall be required to inquire into the authority of the Chief Manager to bind the Company. Persons dealing with the Company in its ordinary course of business are entitled to rely upon the power and authority of the Chief Manager as set forth in this Agreement; and

                  (e) Prior to November 1 of each year, provide the Board with a business plan, including, but not limited to a budget for the following calendar year in sufficient detail as shall be reasonably satisfactory to the Board. At a minimum, such budget shall set forth budgeted operating income and operating expenses in reasonable detail, any budgeted capital expenditures, budgeted bookings, budgeted back-logs and any budgeted amounts payable by the Company to any Member, Affiliated Persons of any Member and any of their employees, officers or directors. The Chief Manager shall manage the Company in accordance with such annual business plan and budget, including any modifications approved by the Board on a quarterly basis, in all material respects. From the date hereof until the date upon which the Board adopts an annual business plan and budget, the Company shall be operated in accord ance with the business plan prepared by BE Aerospace prior to the date hereof, a copy of which is attached hereto as Schedule 12.2 provided, however, during such period no engineering, research and development expenditures may be made by the Company or its Subsidiaries in respect of the development of "next generation" In-Flight Entertainment Systems. The Company will use its best efforts to adopt a new annual business plan and budget by no later than April 30, 1999. If the new annual business plan and budget shall not have been agreed to by April 30, 1999, the matter shall be referred to the CEO of each Member for resolution.

                  12.3. Duties of the Chief Financial Officer. The Chief Financial Officer shall have the following duties:

                  (a) Keep the financial books and records of the Company in accordance with generally accepted accounting practices;

                  (b) Keep charge of and be responsible for all funds, securities, receipts and disbursements of the Company;

                  (c) Prepare appropriate operating budgets and financial statements;

                  (d) Prepare and file required tax records; and

                  (e) Perform other duties prescribed from time to time by the Board or the Chief Manager.



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                  12.4. Additional Managers. Additional Managers may be
appointed by the Board. Such Managers shall carry duties as delegated by the Chief Manager or prescribed by the Board.

                  12.5. Compensation of Managers. Managers shall receive no compensation except as approved by the Board. No Member, nor any Affiliated Person of any Member, shall provide any compensation to any Manager or any other employees of the Company or any Subsidiary of the Company, except as described in Schedule 12.5 hereto.

                  12.6. Exclusivity of Service. No Governor or Manager (without the prior written consent of the Board), during the period during which he or she may serve in such capacity, may, directly or indirectly, be interested in, engage in, be concerned with, or provide services to, any other Person whatsoever wherever in the world located which competes with the business of the Company and its Affiliated Persons (whether as an employee, officer, director, manager, governor, agent, partner, consultant or otherwise).

                  12.7. Standard of Conduct of Managers. Each Manager shall discharge and perform his duties and responsibilities under this Agreement in accordance with the general standards of conduct prescribed by the Act.

                  12.8. Auditor. The auditor of the Company shall be Mazars & Guerard, until their removal or replacement pursuant to item (m) of Schedule 10.6.1.


ARTICLE XIII

AFFILIATED TRANSACTIONS

                  13.1. Dealing With Affiliated Persons. The Company may acquire property or services from, and have other transactions with, one or more Members or Affiliated Persons subject to the following limitations:

                  13.1.1. Written Agreement. Until the adoption of the guidelines contemplated by Section 13.2, all transactions between the Company and the Members or an Affiliated Person shall be evidenced in writing and shall be approved by a Super-Majority Vote of the Board.

                  13.1.2.    Intentionally Omitted

                  13.1.3. Loans to the Company from Members or Affiliated Persons. The Company may borrow funds from a Member or an Affiliated Person of a Member on terms and conditions that are competitive with or more favorable to the Company than may otherwise be available to the Company. An unsecured loan bearing interest at the nationally prevailing prime rate of interest as published by The Wall Street Journal shall be presumed to be competitive.



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                  13.1.4. No Requirement to Loan Funds or Guarantee
Indebtedness. No Member is obligated to loan funds to the Company or provide any guarantee of any Indebtedness of the Company or to continue loaning funds or providing guarantees to the Company, except as such Member may expressly agree in writing; provided, that it is agreed and understood that in the event that the annual business plan adopted pursuant to this Agreement shall provide for the making of loans or guarantees by the Members, unless otherwise stated in such business plan or otherwise agreed to by the Members, the obligation to make such loans or provide such guarantees shall be apportioned among the Members on the basis of their Percentage Interests.

                  13.2. Policy. The Governors shall adopt a policy regarding the guidelines for transactions between the Company or its Subsidiaries, on the one hand, and Affiliated Persons, on the other hand, including transactions with Affiliated Persons of Members. Except as provided in Section 13.1.1, no transactions between the Company or its Subsidiaries and any Affiliated Persons, including Affiliated Persons of Members, may be entered into prior to the adoption of guidelines governing such transactions.

                  13.3. Reports. The Company shall prepare and distribute to the Board quarterly reports setting forth, in reasonable detail, transactions described in Section 13.2 undertaken during such period.


ARTICLE XIV

INDEMNIFICATION

                  14.1. Indemnification. The Company shall indemnify any Person made a party to a proceeding because such individual is or was a Member, Manager or Governor against liability incurred in the proceeding to the extent permitted under the Act unless such liability was the result of the gross negligence or willful misconduct of such Member, Manager or Governor. Advances of expenses shall also be made to the extent permitted under the Act.

                  14.2. Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Manager, Governor, employee, independent contractor or agent of the Company or who, while a Member, Manager, Governor, employee, independent contractor or agent of the Company, is or was serving at the request of the Company as a Member, Manager, Governor, employee, director, officer, independent contractor, agent, partner or trustee of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by such Person in that capacity or arising from such Person's status as a Member, Manager, Governor, employee, independent contractor or agent of the Company whether or not the Company would have the power to indemnify such Person against the same liability as provided in Sections 14.1, 14.2 or 14.3.



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                  14.3. Non-Exclusive Right. The indemnification and advancement of expenses granted pursuant to, or provided by, this Article XIV shall not be deemed exclusive of any other rights to which a Person seeking indemnification or advancement of expenses may be entitled, whether contained in this Article XIV, the Act, a resolution of the Members, or an agreement provid ing for such indemnification; provided that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to the person establishes his or her liability for (a) any breach of duty of loyalty to the Company or its Members, (b) acts or omissions not taken or made in good faith or which involve intentional misconduct or a knowing violation of law, or (c) any liability for wrongful distributions incurred under the Act.

                  Nothing in this Article XIV shall effect any rights to indemnification to which the Company's personnel may be entitled by contract or otherwise under law. This Article XIV does not limit the Company's power to pay or reimburse expenses incurred by any person in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been named a defendant or respondent to the proceeding.


ARTICLE XV

FISCAL MATTERS

                  15.1. Fiscal Year. The fiscal year (and taxable year) of the Company shall end on December 31 of each year. The taxable year of the Company shall be the same as its fiscal year, unless otherwise required by Section 706 of the Code.

                  15.2. Books and Records. Full and accurate books and records of the Company (including without limitation all information and records required by the Act) shall be maintained at the Company's principal executive office or at such other place or places within the United States as determined by the Board. Such books and records shall show all receipts and expenditures, assets and liabilities, profits and losses, all other records necessary for recording the Company's business and affairs, and as required by the Act. All Members shall have access to the books and records of the Company for any lawful purpose which is consistent with the best interest of the Company, during regular business hours, at the Company's principal executive office, upon provision of notice in writing by any Member to the Company at least five (5) Business Days before the date on which any Member desires to inspect said books and records.

                  15.3. Reports to Members. Each of the following reports shall be prepared at the Company's expense, and shall be delivered to each Member.

                  15.3.1. Tax Information. To the maximum extent reasonably possible, within seventy-five (75) calendar days after the end of each fiscal year, information for the preparation of income tax returns.


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                  15.3.2. Annual Reports. Within one hundred twenty (120) days after the end of each fiscal year, an annual report of the activities of the Company, including a balance sheet as of the end of such year, an income statement and a statement of Cash for the year.

                  15.3.3. Reports to the Board. The Company shall provide to each Governor, within fifteen (15) calendar days after the end of each fiscal quarter, copies of a profit and loss statement showing the results of the operation of the Company for such fiscal quarter and the fiscal year to date, as well as a comparison of the actual results of the Company to the annual business plan and budget for such period, together with a management report which shall contain an explanation of material variances from such annual business plan and budget.

                  15.4. Tax Matters Representative. Sextant or its successor in interest shall be the Tax Matters Representative (the "TMR") and shall be responsible for all administrative and judicial proceedings for the assessment and collection of tax deficiencies or the refund of tax overpayments arising out of a Member's distributive share of items of income, deduction, credit and/or of any other Company item (as that term is defined in the Code or in Regulations issued by the Internal Revenue Service) allocated to the Members affecting any Member's tax liability.

                  The TMR shall promptly give notice to all Members of any administrative or judicial proceeding pending before the Internal Revenue Service involving any Company item and the progress of any such proceeding. Such notice shall be in compliance with such regulations as are issued by the Internal Revenue Service.

                  The TMR shall have all the powers provided to a tax matters partner in ss.ss. 6221-6233 of Code, including the specific power to extend the statute of limitations with respect to any matter which is attributable to any Company item or affecting any item pending before the Internal Revenue Service and to select the forum to litigate any tax issue or liability arising from Company items.

                  The TMR may resign his position by giving thirty (30) calendar days' written notice to the Board, whereupon the Board shall designate a new TMR.

                  The TMR shall be entitled to reimbursement for any and all reasonable expenses incurred with respect to any administrative and/or judicial proceedings affecting the Company.

                  The TMR, as designated by this Agreement, shall have the power to make or revoke the tax elections that the Company is entitled to make or revoke at the entity level. These tax elections include but are not limited to:

                  (a) Method of accounting; and

                  (b) ss. 754 elections.


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                  The Company hereby agrees to indemnify and hold harmless the
TMR and each director, officer, employee, agent and Affiliated Person thereof (each an "indemnified person") from and against any and all actions, suits, proceedings (including investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve the TMR or any other such indemnified person as a result of or arising out of or in any way related to or resulting from its acting as, or failure to act as, tax matters representative under this Agreement and, upon demand, to pay and reimburse the TMR and each other indemnified person for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not the TMR or any other such Person is a party to any action or proceeding out of which any such expenses arise); provided that the Company shall have no obligation to indemnify any indemnified person against any loss, claim, damage, expense or liability to the extent same resulted from the gross negligence or willful misconduct of the respective indemnified person.


ARTICLE XVI

DISSOLUTION EVENTS

                  16.1. Dissolution. The Company shall be dissolved (a) if the BE Condition is met, on the recommendation of, a Super-Majority Vote of the Governors and by the Super-Majority Vote of the Members and, if the BE Condition is not met, on the recommendation of a Majority Vote of the Governors and by the Majority Vote of the Members, or (b) upon the occurrence of a Dissolution Event, as defined below, unless there is at least one (1) remaining Member and Dissolution Avoidance Consent, as defined below, is timely given.

                  16.1.1. Dissolution Avoidance Consent. If, after the occurrence of a Dissolution Event of the type described in Section 16.1.2(c), there is at least one (1) Member remaining and such Member or Members, by a Majority in Interest of such Members, elect to continue the business of the Company within ninety (90) calendar days after the occurrence of such Dissolution Event, the Company shall not dissolve and terminate. Such timely action is referred to herein as "Dissolution Avoidance Consent." Such Dissolution Avoidance Consent may be evidenced in writing or in such other method or manner as the Board may approve, including electronic means, facsimile transmission or orally at a meeting of the remaining Members.

                  16.1.2. Events Causing Dissolution. "Dissolution Event" shall mean the occurrence of any of the following events:

                  (a) the sale of all or substantially all of the assets of the Company and the expiration of any indemnity period or escrow or the payment of any deferred payment relating to such sale;


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                  (b) the entry of a decree of judicial dissolution under
         Section 18-802 of the Act; or

                  (c) the Bankruptcy of a Member or the default by a Member under any covenant contained herein, which default is not remedied within ninety (90) calendar days of notice thereof being given to the defaulting Member (the "Failed Member").

                  16.2. Withdrawal. Notwithstanding the foregoing, a Member without the consent of a Majority Vote of the remaining Members, does not have the right under this Agreement to withdraw in a manner that would cause the Company to be obligated to redeem the Membership Interest of such Member.

                  16.3. General Effect of a Dissolution Event. A Dissolution Event as defined in Section 16.1.2 shall cause the dissolution and termination of the Company unless timely Dissolution Avoidance Consent is given. Such Dissolution Avoidance Consent may be evidenced in writing or in such other method as the Board may approve, including, without limitation, electronic means, facsimile transmission or orally at a meeting of Members.

                  16.3.1. If a timely Dissolution Avoidance Consent is given upon the occurrence of a Dissolution Event set forth in Section 16.1.2(c), the remaining Members (excluding any Affiliated Person of a Failed Member (a "Failed Member Affiliate")) shall have the option to acquire the Membership Interests of the Failed Member and the Failed Member Affiliate at a price determined by multiplying the aggregate Percentage Interest of such Failed Member and such Failed Member Affiliate by the Fair Market Value (as hereinafter defined) of all the Company's assets, determined as of the date that the notice exercising such option is given, after deducting from the Fair Market Value all the liabilities and obligations of the Company. The closing of the purchase and sale of such Membership Interests (which Membership Interests shall be transferred free and clear of all liens, encumbrances and adverse claims), shall take place on a date specified in the aforesaid notice not more than ninety (90) calendar days after the date of said notice. At the closing, the Failed Member and the Failed Member Affiliate and their respective successors or representatives, shall (x) execute and deliver to the purchasing Member an assignment of their respective Membership Interests and any other instruments that the purchasing Member may reasonably require to give the purchasing Member good and clear right and title to all of the Failed Member's and Failed Member Affiliate's right, title and interests in and to the Company, and (y) pay any transfer, gains or similar taxes arising out of or in connection with the sale and transfer of their respective Membership Interest to the purchasing Member.

                  16.3.2. The sale by any Failed Member and Failed Member Affiliate of their respective Membership Interest pursuant to this Section 16.3 shall be subject to all liabilities and obligations of the Company, matured or unmatured, absolute or contingent and, upon the consummation of such sale, the


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purchaser shall execute and deliver to the seller an instrument assuming all of the aforesaid liabilities and obligations of the Company, together with a covenant to hold any such seller harmless from and against all such liabilities and obligations; provided that the foregoing shall not relieve any such seller of any liability arising from its breach of this Agreement existing at the time of such sale.

                  16.3.3. Determination of Fair Market Value. Except as may otherwise determined in a writing signed by all Members, the fair market value ("Fair Market Value") of a Member's Membership Interest shall be determined through an appraisal conducted by an internationally recognized investment banker with a leading practice in aviation electronics mutually acceptable to the Class One Member and the Class Two Members. If the Members are unable to agree on an appraiser, any party may submit the issue to the President of the Court of the International Chamber of Commerce who shall select an appraiser than has no affiliation of any type with any Member. The appraiser that is so appointed shall act as an expert and not as an arbitrator and shall be requested to issue its report within ten (10) calendar days from the date of its designation. The decision of said appraiser shall be final except in the case of manifest error. The fees of such appraiser shall be borne equally by the Class One Member, on the one hand, and the Class Two Members collectively, on the other hand.

                  16.3.4. Payment. Such price shall be paid in cash, by wire transfer in immediately available funds, within five (5) Business Days of the determination thereof.

                  16.4. Advance Notice of Voluntary Dissolution. In the event the owners of a Member decide to voluntarily dissolve the Member, the Member to be dissolved agrees to give the other Member(s) ninety (90) calendar days' prior written notice.


ARTICLE XVII

ASSIGNMENTS

                  17.1. Restriction on Assignment. No Member shall assign his Membership Interest except as expressly permitted in this Article XVII. Any attempted assignment of any portion of a Membership Interest which does not comply with this Article XVII shall be null and void and have no effect and the Company shall be under no obligation whatsoever to recognize any such assignment.


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                  17.1.1. A Member may pledge or encumber its Membership
Interest to a financial institution without the consent of the other Members provided that if any such pledgee enforces such pledge it shall have no voting or other operational rights with respect to the Company during the time it holds such Membership Interests and shall only dispose of such Membership Interests in compliance with the provisions of this Article XVII.

                  17.2. Definition of Assignment. For purposes of this Article XVII, the words "assign" or "assignment" when used in the context of the transfer of a Membership Interest shall mean and include any transfer, alienation, sale, hypothecation, or other disposition, whether voluntarily or by operation of law.

                  17.3.  Permitted Assignments of Membership Interest.

                  17.3.1. Partial Assignment. A Member may not assign less than all of its Membership Interest.

                  17.3.2. Assignment to a Non-Member. A Member may assign all but not less than all Membership Interest to a non-Member only after February 28, 2001 and only in accordance with Section 17.6.

                  17.4. Other Approvals. In the event that, pursuant to the terms of any loan agreement, security agreement, deed of trust or other agreement existing at any time between the Company and any lender, the approval of such lender is required prior to the time that any assignment of any Membership Interest in the Company may occur, then, not withstanding any provision of this Article XVII to the contrary, no such assignment shall be effective until all required approvals and/or consents of any such lender have been obtained. Likewise, if such assignment made without necessary approvals would cause the Company to be in violation of the terms of (a) the partnership agreement of any partnership in which the Company is then a partner, (b) the shareholders agreement of any corporation in which the Company is a shareholder, or (c) the Certificate of Formation or operating agreement of any other limited liability company in which the Company is a member, the approval of all necessary parties to such assignment shall be required before such assignment shall be effective.

                  17.5. Assignee to Assume Company Obligations. In the event that, pursuant to this Article XVII, any Member assigns his Membership Interest in the Company to any Person other than one (1) or more of the other Members or the Company, no such assignment shall become effective until the proposed transferee agrees in writing to assume and be bound by all the obligations and restrictions to which the transferring Person is subject under the terms of this Agreement and any further agreement with respect to the business of the Company. Allocations of Net Profit, Net Loss and items of income, gain, loss or deduction between an assignor and an assignee shall be made in accordance with the principles set forth in Section 6.4.


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                  17.6.  Call Right and Right of First Offer.

                  (a) "Call" Right. (i) If a Member (the "Selling Member") at any time proposes to assign all of such Member's Membership Interests (the "Offered Interests") then owned by the Selling Member, the Selling Member shall first comply with the provisions of this Section 17.6. The Selling Member shall deliver to the Company and the other Member (the "Non-Selling Member") written notice of its intention to assign the Offered Interests (the "Offer Notice"). Within thirty (30) calendar days from the date of the delivery of the Offer Notice (the "Buy-Back Period"), the Non-Selling Member shall have the right to purchase (the "Call") the Offered Interests at a price equal to the price set forth on Schedule 17.6.

                  (ii) The Non-Selling Member shall provide written notice of its intent to exercise the Call hereunder to the Selling Member and the Company.

                  (iii) Closing of the Call shall occur as soon as is practicable, but in any event within sixty (60) calendar days of the exercise of the Call. At or before such closing, the parties agree to execute such documents and cooperate in obtaining such consents and making such filings that may be reasonably necessary to effect such closing and to transfer unencumbered and good title to the Offered Interests. Payment shall be in cash provided, however, that with respect to the calculation of any financial criteria used in determining the call price, either the Selling Member or the Non-Selling Member shall have the right to demand an audit to be performed by the Company's independent public accountants of any or all of the fiscal quarters relevant to the calculation of the price to be conducted as soon as is practicable after the closing. If such audit results in the calculation of a purchase price (A) greater than that actually paid at closing, the Non-Selling Member shall pay the Selling Member the amount of such difference within fifteen (15) Business Days of the completion of the audit and (B) less than that actually paid at closing, the Selling Member shall reimburse the amount of such difference to the Non-Selling Member within fifteen (15) Business Days of the completion of the audit.

                  (b) Right of First Offer. (i) In lieu of exercising its right set forth is subparagraph (a) of this Section 17.6, the Non-Selling Member may, prior to the termination of the Buy-Back Period, propose to purchase the Offered Interests by delivering a written offer to the Selling Member (the "Offer Notice") which notice shall state the terms and conditions of such offer. The Selling Member shall have ten (10) Business Days from the receipt of the Offer Notice to either accept or reject the terms of the proposed offer.

                  (ii) If the Selling Member accepts the Non-Selling Member's offer to purchase, the closing of the related assignment of the Offered Interests shall occur as soon as is practicable, but in any event within sixty
(60) calendar days of the Selling Member's acceptance of the offer. Payment shall be in cash. At or before such closing, the parties agree to execute such documents and cooperate in obtaining such consents and making such filings that


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may be reasonably necessary to effect such closing and to transfer unencumbered and good title to the Offered Interests.

                  (c) Assignment to Permitted Assignee. If prior to the termination of the Buy-Back Period, (i) the Non-Selling Member shall not have exercised the Call in accordance with subparagraph (a) of this Section 17.6,
(ii) the Non-Selling Member shall not have made an offer to purchase the Offered Interests in accordance with subparagraph (b) of this Section 17.6, or (iii) the Selling Member shall have rejected any offer to purchase made by the Non-Selling Member in accordance with subparagraph (b) of this Section 17.6, then the Selling Member may assign the Offered Interests to a Permitted Assignee; provided, however, that any such assignment may not be consummated on a date that is more than 210 days from the date that the Non-Selling Member shall have received the Offer Notice; and provided, further, that any such assignment (including, but not limited to, the performance of due diligence by any potential assignee) shall be conducted in a reasonable manner and with a minimum of disruption to the operations of the Company. If BE Aerospace shall sell all of its Membership Interest to a Permitted Assignee pursuant to this Section 17.6, such Permitted Assignee shall succeed to BE Aerospace's rights under
Section 6.1, clause (ii) and Section 7.3 clause (i) with respect to the remaining Priority Return.

                  (d) For the purposes of this Section 17.6, the term "assignment" shall exclude from its meaning any pledge, securitization, hypothecation or other form of security interest.

                  (e) If Sextant shall purchase the Membership Interests of the Selling Member pursuant to this Section 17.6, then Sextant shall have the right to purchase the Membership Interests owned by Members other than the Selling Member upon the same terms and conditions as the Membership Interests so purchased from the Selling Member; provided, that, the aggregate purchase price to be paid by Sextant for all Membership Interests to be purchased pursuant to this Section 17.6 shall be allocated among such Members (including the Selling Member) on the basis of their Percentage Interests.

                  (f) If Sextant shall exercise its Call right pursuant to
Section 17.6(a) and shall acquire all of the Membership Interest of BE Aerospace, the price to be paid by Sextant shall be increased by (1) the sum of all Priority Return allocated to BE Aerospace pursuant to clause (ii) of Section
6.1 for all prior years, reduced by the sum of all distributions to BE Aerospace under clause (i) of Section 7.3 and all Tax Distributions made to BE Aerospace in respect of the allocations of Priority Returns under Section 6.1 in all prior years plus (2) the excess of the Buy-Out Fiscal Year Priority Return over the sum of (i) the distributions made to BE Aerospace for such fiscal year pursuant to clause (i) of Section 7.3 plus (ii) the amount of Tax Distributions made to BE Aerospace with respect to allocations of Priority Return under Section 6.1 for such fiscal year.


ARTICLE XVIII

TERM, TERMINATION, WINDING UP



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                  18.1. Term. There is no specific term of years for the
Company.

                  18.2. Events Causing Dissolution and Winding Up. The Company shall be dissolved and its affairs wound up upon: (a) the sale of all or substantially all of the assets of the Company and the distribution of the net proceeds therefrom; (b) the occurrence of a Dissolution Event as described in
Section 16.1.2, unless timely Dissolution Avoidance Consent is given pursuant to
Section 16.1.1; or (c) as may be otherwise provided by law. The Company shall be terminated when the winding up of Company affairs has been completed following dissolution.

                  18.3. Winding Up Affairs on Dissolution. Upon dissolution of the Company, the Members or the other Persons required or permitted by law to carry out the winding up of the affairs of the Company shall (a) promptly notify all Members of such dissolution; (b) wind up the affairs of the Company; (c) prepare and file all instruments or documents required by law to be filed to reflect the dissolution of the Company; and (d) after paying or providing for the payment of all liabilities and obligations of the Company, distribute the assets of the Company as provided by the terms of this Agreement.

                  18.4. Distribution Upon Dissolution. Upon dissolution of the Company and the sale of its assets, the proceeds of such sale or the assets of the Company shall be allocated as set forth below:

                  (a) To pay all outstanding liabilities and expenses of the Company, including the purchase of "tail insurance" for the Company;

                  (b) To establish such reserves for unknown or contingent liabilities, including, without limitation, reserves for environmental matters, as the Board may determine; and

                  (c) To each Member in accordance with Section 7.6.


ARTICLE XIX

GENERAL PROVISIONS

                  19.1. Notices. All notices, consents, waivers, directions, requests, votes or other instruments or communications required or permitted to be given or made hereunder shall be in writing and (a) delivered personally, (b) sent by an internationally recognized overnight express courier service for next Business Day delivery, or (c) sent by facsimile transmission to the intended recipient thereof, at its address or facsimile number set out or referenced below. Any such notice, consent, waiver, direction, request, vote or other instrument or communication shall be deemed to have been duly given immediately if delivered personally or given or made by confirmed facsimile, or the next Business Day following sender's delivery to a nationally recognized overnight


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express courier service and, in proving the same, it shall be sufficient to show that the envelope containing the notice was delivered to the nationally recognized overnight express courier service, pre-paid and properly addressed, or that the receipt of the facsimile was confirmed by the recipient. Notice may also be sent by certified mail or registered mail, postage pre-paid and properly addressed, and will be deemed delivered five (5) Business Days following such mailing.

                  19.1.1. Company Notices. In the case of the Company, notices shall be sent to:

                              Sextant In-Flight Systems, LLC
                              Attention:  Chief Executive Officer
                              17481 Red Hill Avenue
                              Irvine, CA 92614-5630

or such other address as the Company shall from time to time designate by notice sent to the Members.

                  19.1.2. Member Notices. In the case of a Member, notices shall be sent to the address of such Member as set forth in Schedule A, or such other address as any Member may specify in writing to the other Members and the Company.

                  19.2. Waiver of Right to Partition and Decree of Dissolution. As a material inducement to each Member to execute this Agreement, each Member covenants and represents to each other Member that, during the term of existence of the Company, no Member, nor his heirs, representatives, successors, transferee or assigns, will attempt to make any partition of Company assets whether now owned or hereafter acquired, and each Member waives all rights of partition provided by statute or principles of law or equity, including partition in kind or partition by sale. The Members agree that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in a court to dissolve the Company. The Members also agree that there are fair and just provisions for payment and liquidation of the interest of any Member, and fair and just provisions to prevent a Member from selling or otherwise alienating his interest in the Company. Accordingly, each Member hereby waives and renounces his right to seek such a court decree of dissolution or to seek the appointment by court of a liquidator or receiver for the Company.

                  19.3. Non-Competition Covenant. (a) Each Member agrees that, from the date hereof until the date three (3) years after the Member or any of its Affiliated Persons no longer holds any Membership Interest or, if earlier, the date of the dissolution or liquidation of the Company (or any successor thereto) (the "Non-Competition Period"), within any jurisdiction or marketing area in which the Company or any of its Affiliated Persons is doing business or is qualified to do business, directly or indirectly it shall not own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with any In-Flight Entertainment Business other than the Company; provided, that either Member may incorporate goods and services produced by an In-Flight Entertainment Business other than the Company in such Member's products if customers of such Member request it to do so; and provided further that, notwithstanding the immediately preceding proviso, each of the Members hereby agree to use its commercially reasonable efforts to promote the use by such Member's customers of the Company's products and provided, further, that nothing contained in this Section
19.3 shall restrict or prohibit any Member from providing repair or maintenance service to Persons manufacturing, selling or using In-Flight Entertainment Systems.

                  (b) Each Member also agrees for the duration of the Non-Competition Period not to persuade or attempt to persuade any potential customer to which the Company or any of its Subsidiaries has made a presentation, or with which the Company or any of its Subsidiaries has been having discussions, not to hire the Company or such Subsidiary, or to hire another company.

                  (c) Each Member also agrees for the duration of the Non-Competition Period not to solicit for itself or any Person other than the Company or any of its Subsidiaries the business of any Person, in connection with the sale of In-Flight Entertainment Systems, which is a customer, supplier or distributor of the Company or any of its Subsidiaries, or was its customer, supplier or distributor within two (2) years prior to the date of this Agreement.

                  (d) Each Member acknowledges that a breach of its covenants contained in Section 19.3(a)-(c) may cause irreparable damage to the other Members, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each of the Members agrees that if it breaches any of the covenants contained in Section 19.3(a)-(c) in addition to any other remedy which may be available at law or in equity, the other Members shall be entitled to specific performance and injunctive relief.

                  (e) The Members further acknowledge that the time, scope, geographic area and other provisions of Section 19.3(a) have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the agreements in Section 19.3(a) shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

                  19.4. Integration. This Agreement embodies the entire agreement and understanding among the Members and supersedes all prior agreements and understandings written or oral, if any, among and between the Members relating to the subject matter hereof.

                  19.5. Applicable Law. This Agreement and the rights of the

Members shall be governed by and construed and enforced in accordance with the laws of the State of Delaware other than Article XI, Article XVII, Section 19.3 and Section 19.11 all of which shall be construed and enforced in accordance with the laws of the State of New York.

                  19.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  19.7. Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Members and their respective heirs, executors, administrators, successors, transferee and assigns.

                  19.8. Amendment. This Agreement may be amended, modified or supplemented only by the unanimous consent of the Members. Notwithstanding the preceding, Schedule A shall be revised to reflect any action taken by the Members pursuant to this Agreement or as otherwise necessary to update or correct the information on Schedule A in accordance with this Agreement or actions of the Members not in violation of terms of this Agreement.

                  19.9. Method of Accounting. The Company shall utilize the accrual method of accounting for financial and tax purposes.

                  19.10. Section Captions. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                  19.11.  Confidentiality

                  19.11.1. Disclosure and Use Restrictions. Any information relating to each Member's business, operations, and finances which are proprietary to, or considered proprietary by, a Member or the Company are hereinafter referred to as "Confidential Information". All Confidential Information in tangible form (plans, writings, drawings, computer software and programs, etc.) or provided to or conveyed orally or visually to a receiving Member, shall be presumed to be proprietary at the time of delivery to the receiving Member. All such proprietary information shall be protected by the receiving Member from disclosure with the same degree of care with which the receiving Member protects its own Confidential Information from disclosure. Each Member agrees: (i) not to disclose such Confidential Information to any Person except to those of its employees or representatives who need to know such Confidential Information in connection with the conduct of the business of the Company and who have agreed to maintain the confidentiality of such Confidential Information; and (ii) neither it nor any of its employees or representatives will use the Confidential Information for any purpose other than in connection with the conduct of the business of the Company; provided that such restrictions shall not apply if such Confidential Information:

                  (x) is or hereafter becomes public, unless such publication is a breach of this Agreement;

                  (y) was already in the receiving Member's possession prior to any disclosure of the Confidential Information to the receiving Member by the divulging Member; or

                  (z) has been or is hereafter obtained by the receiving Member from a third party and the receiving Member is not aware that such third party is bound by any confidentiality obligation to the divulging Member with respect to the Confidential Information;

provided further that nothing herein shall prevent any Member from disclosing any portion of such Confidential Information (1) to the Company and allowing the Company to use such Confidential Information in connection with the Company's business, or (2) pursuant to judicial order, but only to the extent of such order and after reasonable notice to the original divulging Member.

                  19.11.2. Safeguarding. The Members and their Affiliated Persons shall each act to safeguard the secrecy and confidentiality of, and any proprietary rights to, any non-public information relating to the Company and its business, except to the extent such information is required to be disclosed by law or reasonably necessary to be disclosed in order to carry out the business of the Company. Each Member may, from time to time, provide the other Members written notice of its non-public information which is subject to this
Section 19.11.

                  19.11.3. Termination. The obligations contained in this
Section 19.11 shall terminate two years after the termination of this Agreement.

                  19.12. Arbitration. (a) In the event of any dispute in connection with or arising out of the existence, validity, construction or performance of this Agreement (or any terms hereof) other than pursuant to
Article XI, the terms of which shall take precedence over the terms of this
Section 19.12 with respect to the resolution of Deadlocks but not otherwise (collectively, a "Dispute"), the parties hereto shall attempt in good faith to negotiate and resolve any such Dispute. If after good faith negotiations the Dispute shall have not been resolved, any Member may deliver to the other members written notice of its intention to submit the matter to arbitration (the "Arbitration Notice"). If the matter is not resolved within ten (10) Business Days after the delivery of the Arbitration Notice, or such later date as may be mutually agreed upon, then all Disputes shall be finally settled by arbitration.

                  (b) The seat of the arbitration shall be in New York, and the arbitration shall be conducted in English, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules. The arbitrators are precluded from considering or awarding consequential, special, punitive or exemplary damages to any Member in any arbitration conducted pursuant hereto. The Members shall have the right to present documentary evidence and witnesses. The Members shall also have the right to cross-examine witnesses. The decision of the arbitrators shall be final and binding upon the Members, and no Members shall seek recourse to a law court or other authorities to appeal for revisions of such decision. Nothing herein shall limit the ability of a Member or the Company to seek temporary or preliminary injunctive relief pending arbitration.

                  19.13. Counterpart Execution. This Agreement may be executed in one or more counterparts all of which together shall constitute one (1) and the same Agreement.

                  IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.



                           SEXTANT AVIONIQUE, INC., as Class One Member



                           By: /s/ Willy Moses
                               -------------------------------------------------
                               Name:  Willy Moses
                               Title: President



                           BE AEROSPACE, INC., as Class Two Member



                           By: /s/ Thomas P. McCaffrey
                               -------------------------------------------------
                               Name:  Thomas P. McCaffrey
                               Title: Corporate Senior Vice President and
                                      Chief Financial Officer



                           BE INTELLECTUAL PROPERTY, INC., as Class Two Member



                           By: /s/ Thomas P. McCaffrey
                               -------------------------------------------------
                               Name:  Thomas P. McCaffrey
                               Title: Corporate Senior Vice President and
                                      Chief Financial Officer



                           PURITAN-BENNETT AERO SYSTEMS CO., as Class Two Member



                           By: /s/ Thomas P. McCaffrey
                               -------------------------------------------------
                               Name:  Thomas P. McCaffrey
                               Title: Corporate Senior Vice President and
                                      Chief Financial Officer

SCHEDULE A
TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
SEXTANT IN-FLIGHT SYSTEMS, LLC


MEMBERS







================================================================================
Name, Address, SSN                    Aggregate        Percentage       Capital
                                      Percentage    Interest of Each    Account
                                       Interest          Class          Balance
--------------------------------------------------------------------------------
Class One Member                                       Class One
--------------------------------------------------------------------------------
Sextant Avionique, Inc.                  51%              100%            (1)
1924 NW 84th Avenue
Miami, Florida  33126
Attn:  Willy Moses
Facsimile:  (305) 597-6366
--------------------------------------------------------------------------------
Class Two Member                                       Class Two
--------------------------------------------------------------------------------
BE Aerospace, Inc.                       47%              96%             (1)
1400 Corporate Center Way
Wellington, Florida
Attn:  Thomas McCaffrey
Facsimile:  (561) 791-3966
--------------------------------------------------------------------------------
BE Intellectual                           1%               2%             (1)
Property, Inc.
1400 Corporate Center Way
Wellington, Florida
Attn:  Thomas McCaffrey
Facsimile:  (561) 791-3966
--------------------------------------------------------------------------------
Puritan-Bennett                           1%               2%             (1)
Aero Systems Co.
1400 Corporate Center Way
Wellington, Florida
Attn:  Thomas McCaffrey
Facsimile:  (561) 791-3966
================================================================================

(1) Shall be calculated by multiplying (i) the net equity of the Company as of February 28, 1999 according to the balance sheet audited by Mazars & Guerard, by (ii) the Aggregate Percentage Interest of the relevant Member as shown in column 1 of this table

                                                                  EXECUTION COPY






                                    GUARANTY

                             Dated January 25, 1999

                                      From

                              AEROSPATIALE THOMSON
                         ELECTRONIQUE DE VOL, ATEV, S.A.

                                  as Guarantor
                                  -- ---------

                                   in favor of

                               BE AEROSPACE, INC.

                          T A B L E  O F  C O N T E N T S
                          - - - - -  - -  - - - - - - - -



Section                                                                     Page


1.  Guaranty...................................................................1

2.  Guaranty Absolute..........................................................1

3.  Waivers and Acknowledgments................................................2

4.  Representations and Warranties.............................................3

5.  Amendments, Etc............................................................4

6.  Notices, Etc...............................................................4

7.  No Waiver; Remedies........................................................4

8.  Indemnification............................................................4

9.  Covenants..................................................................5

10. Continuing Guaranty........................................................5

11. Governing Law; Arbitration.................................................5

                                    GUARANTY


                  GUARANTY dated January 25, 1999 made by Aerospatiale Thomson Electronique de Vol, ATEV, S.A., a societe anonyme organized under the laws of France (the "Guarantor"), in favor of BE Aerospace, Inc., a Delaware corporation ("BE Aerospace").

                  PRELIMINARY STATEMENT. BE Aerospace is party to a Purchase Agreement dated as of January 25, 1999 (said Agreement together with the attached Disclosure Schedule and exhibits other than the Limited Liability Company Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Purchase Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Sextant Avionique, Inc., a Florida corporation (the "Purchaser"), pursuant to which the Purchaser shall purchase from BE Aerospace a 51% Membership Interest in In-Flight Entertainment LLC, a Delaware limited liability company ("IFE"). The Guarantor owns over 99% of the outstanding capital stock of Sextant Avionique, S.A. which owns 100% of the outstanding capital stock of the Purchaser. It is a condition precedent to the entry of BE Aerospace into the Purchase Agreement that the Guarantor shall have executed and delivered this Guaranty.

                  NOW, THEREFORE, in consideration of the premises and in order to induce BE Aerospace to enter into the Purchase Agreement, the Guarantor hereby agrees as follows:

                  Section 1. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the punctual performance and payment when due, of all obligations, amounts and other liabilities of the Purchaser now or hereafter existing under the Purchase Agreement, (such obligations, amounts and other liabilities being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by BE Aerospace in successfully enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Purchaser to BE Aerospace under the Purchase Agreement but for the fact that they are unenforceable or not allowable in either case due to the existence of a bankruptcy, reorganization or similar proceeding involving the Purchaser.

                  Section 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Purchase Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of BE Aerospace with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of the Purchaser under the Purchase Agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Purchaser or whether the

Purchaser is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of the Purchase Agreement or any agreement or instrument relating thereto arising from the failure of the Purchaser to properly authorize, execute and deliver the Purchase Agreement;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Purchaser under the Purchase Agreement or any agreement or instrument relating thereto, or any other amendment or waiver of or any consent to departure from the Purchase Agreement;

                  (c) any change, restructuring or termination of the corporate structure or existence of the Purchaser, IFE or any of their respective subsidiaries; or

                  (d) any failure of BE Aerospace to disclose to the Guarantor any information relating to the financial condition, operations, properties or prospects of IFE or any of its subsidiaries now or in the future known to BE Aerospace (the Guarantor waiving any duty on the part of BE Aerospace to disclose such information).

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by BE Aerospace or any other Person upon the insolvency, bankruptcy or reorganization of the Purchaser or IFE or otherwise, all as though such payment had not been made.

                  Section 3. Waivers and Acknowledgments. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that BE Aerospace exhaust any right or take any action against the Purchaser or any other Person.

                  (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  Section 4. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                  (a) The Guarantor is a societe anonyme duly incorporated, validly existing and in good standing under the laws of France and has all necessary corporate power and authority to enter into this Guaranty, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  (b) The Guarantor has taken all requisite corporate action to duly authorize the execution and delivery of this Guaranty by the Guarantor, the performance by the Guarantor of its obligations hereunder and the consummation by the Guarantor of the transactions contemplated hereby.

                  (c) This Guaranty has been duly executed and delivered by the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) Except as may result from any facts or circumstances relating solely to BE Aerospace, the execution, delivery and performance of this Guaranty by the Guarantor does not and will not: (i) conflict with or violate the Certificate of Incorporation or By-laws (or other similar applicable documents) of the Guarantor; (ii) conflict with or violate any Law or Governmental Order applicable to the Guarantor, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Guarantor to consummate, or delay the consummation of, the transactions contemplated by this Guaranty; or (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Guarantor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Guarantor or any of its subsidiaries is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Guarantor to consummate, or delay the consummation of, the transactions contemplated by this Guaranty.

                  (e) The execution and delivery of this Guaranty by the Guarantor do not, and the performance of this Guaranty by the Guarantor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority.

                  (f) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  (g) The Guarantor owns over 99% of the outstanding capital stock of Sextant Avionique, S.A., subject to no security interests, pledges, mortgages, liens, charges, or adverse claims of ownership or use (collectively, "Liens"). The Guarantor is engaged in no activities other than the holding of the shares of Sextant Avionique, S.A. and has no material liabilities other than liabilities arising from taxes.

                  Section 5. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor and BE Aerospace, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 6. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it at Aerospatiale Thomson Electronique de Vol, ATEV, S.A., Zone Aeronautique, Luis Breguet - BP 200, 78141 Velizy - Villcoublay Cedex, France, if to BE Aerospace, at its address specified in the Purchase Agreement. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

                  Section 7. No Waiver; Remedies. No failure on the part of BE Aerospace to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 8. Indemnification. Without limitation on any other obligations of the Guarantor or remedies of BE Aerospace under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless BE Aerospace from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of BE Aerospace's legal counsel) suffered or incurred by BE Aerospace as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms arising from the failure of the Purchaser to properly authorize, execute and deliver the Purchase Agreement.

                  Section 9. Covenants. (a) The Guarantor covenants and agrees that until the termination of its obligations hereunder pursuant to Section 10(a), it will not create, incur, assume or suffer to exist any Liens upon the shares of Sextant Avionique, S.A. held by it.

                  (b) The Guarantor will use best efforts (i) to cause the relevant corporate authorities of Sextant Avionique, S.A. to approve the issuance by Sextant Avionique, S.A. of a guaranty substantially in the form of Exhibit A attached hereto (the "Sextant Guaranty") as soon as practicable after the date hereof and (ii) promptly upon the receipt of such approval, to cause Sextant Avionique, S.A. to execute and deliver to BE Aerospace the Sextant Guaranty.

                  Section 10. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the earlier of (x) the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the performance by the Purchaser of all its obligations under the Purchase Agreement and (y) the execution and delivery of the Sextant Guaranty by Sextant Avionique, S.A., and (b) not be assignable by the Guarantor or BE Aerospace.

                  Section 11. Governing Law; Arbitration. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) In the event of any dispute in connection with or arising out of the existence, validity, construction or performance of this Guaranty (or any terms hereof) (collectively, a "Dispute"), the Guarantor shall attempt in good faith to negotiate and resolve any such Dispute with BE Aerospace. If after good faith negotiations the Dispute shall have not been resolved, any party may deliver to any other party written notice of its intention to submit the matter to arbitration (the "Arbitration Notice"). If the matter is not resolved within ten (10) Business Days after the delivery of the Arbitration Notice, or such later date as may be mutually agreed upon, then all Disputes shall be finally settled by arbitration. The seat of the arbitration shall be in New York, and the arbitration shall be conducted in English, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules. The arbitrators are precluded from considering or awarding consequential, special, punitive or exemplary damages to any party in any arbitration conducted pursuant hereto. The parties shall have the right to present documentary evidence and witnesses. The parties shall also have the right to cross-examine witnesses. The decision of the arbitrators shall be final and binding upon all the parties, and no party shall seek recourse to a law court or other authorities to appeal for revisions of such decision. Nothing herein shall limit the ability of any party to seek temporary or preliminary injunctive relief pending arbitration.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        AEROSPATIALE THOMSON
                                        ELECTRONIQUE DE VOL, ATEV, S.A.


                                        By /s/ Francois Lureau
                                           -----------------------------------
                                           Title: P.D.G.

                                                                       EXHIBIT A






                                    GUARANTY

                             Dated __________, 1999

                                      From

                             SEXTANT AVIONIQUE, S.A.

                                  as Guarantor
                                  -- ---------

                                   in favor of

                               BE AEROSPACE, INC.

                          T A B L E  O F  C O N T E N T S
                          - - - - -  - -  - - - - - - - -



Section                                                                     Page


1.  Guaranty...................................................................1

2.  Guaranty Absolute..........................................................1

3.  Waivers and Acknowledgments................................................2

4.  Representations and Warranties.............................................3

5.  Amendments, Etc............................................................4

6.  Notices, Etc...............................................................4

7.  No Waiver; Remedies........................................................4

8.  Indemnification............................................................4

9.  Release of ATEV............................................................4

10. Continuing Guaranty........................................................4

11. Governing Law; Arbitration.................................................5

                                    GUARANTY


                  GUARANTY dated ___________, 1999 made by Sextant Avionique, S.A., a societe anonyme organized under the laws of France (the "Guarantor"), in favor of BE Aerospace, Inc., a Delaware corporation ("BE Aerospace").

                  PRELIMINARY STATEMENT. BE Aerospace is party to a Purchase Agreement dated as of January 25, 1999 (said Agreement together with the attached Disclosure Schedule and exhibits other than the Limited Liability Company Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Purchase Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Sextant Avionique, Inc., a Florida corporation (the "Purchaser"), pursuant to which the Purchaser shall purchase from BE Aerospace a 51% Membership Interest in In-Flight Entertainment LLC, a Delaware limited liability company ("IFE"). The Guarantor owns 100% of the outstanding capital stock of the Purchaser.

                  NOW, THEREFORE, in consideration of the premises and in order to induce BE Aerospace to enter into the Purchase Agreement, the Guarantor hereby agrees as follows:

                  Section 1. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the punctual performance and payment when due, of all obligations, amounts and other liabilities of the Purchaser now or hereafter existing under the Purchase Agreement, (such obligations, amounts and other liabilities being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by BE Aerospace in successfully enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Purchaser to BE Aerospace under the Purchase Agreement but for the fact that they are unenforceable or not allowable in either case due to the existence of a bankruptcy, reorganization or similar proceeding involving the Purchaser.

                  Section 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Purchase Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of BE Aerospace with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of the Purchaser under the Purchase Agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Purchaser or whether the Purchaser is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of the Purchase Agreement or any agreement or instrument relating thereto arising from the failure of the Purchaser to properly authorize, execute and deliver the Purchase Agreement;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Purchaser under the Purchase Agreement or any agreement or instrument relating thereto, or any other amendment or waiver of or any consent to departure from the Purchase Agreement;

                  (c) any change, restructuring or termination of the corporate structure or existence of the Purchaser, IFE or any of their respective subsidiaries; or

                  (d) any failure of BE Aerospace to disclose to the Guarantor any information relating to the financial condition, operations, properties or prospects of IFE or any of its subsidiaries now or in the future known to BE Aerospace (the Guarantor waiving any duty on the part of BE Aerospace to disclose such information).

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by BE Aerospace or any other Person upon the insolvency, bankruptcy or reorganization of the Purchaser or IFE or otherwise, all as though such payment had not been made.

                  Section 3. Waivers and Acknowledgments. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that BE Aerospace exhaust any right or take any action against the Purchaser or any other Person.

                  (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.





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                                       3

                  Section 4. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                  (a) The Guarantor is a societe anonyme duly incorporated, validly existing and in good standing under the laws of France and has all necessary corporate power and authority to enter into this Guaranty, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  (b) The Guarantor has taken all requisite corporate action to duly authorize the execution and delivery of this Guaranty by the Guarantor, the performance by the Guarantor of its obligations hereunder and the consummation by the Guarantor of the transactions contemplated hereby.

                  (c) This Guaranty has been duly executed and delivered by the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) Except as may result from any facts or circumstances relating solely to BE Aerospace, the execution, delivery and performance of this Guaranty by the Guarantor does not and will not: (i) conflict with or violate the Certificate of Incorporation or By-laws (or other similar applicable documents) of the Guarantor; (ii) conflict with or violate any Law or Governmental Order applicable to the Guarantor, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Guarantor to consummate, or delay the consummation of, the transactions contemplated by this Guaranty; or (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Guarantor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Guarantor or any of its subsidiaries is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Guarantor to consummate, or delay the consummation of, the transactions contemplated by this Guaranty.

                  (e) The execution and delivery of this Guaranty by the Guarantor do not, and the performance of this Guaranty by the Guarantor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority.


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                                       4

                  (f) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  Section 5. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor and BE Aerospace, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 6. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it at Sextant Avionique, S.A., Zone Aeronautique, Luis Breguet - BP 200, 78141 Velizy -Villcoublay Cedex, France,
Attention: Lucien Arbel, if to BE Aerospace, at its address specified in the Purchase Agreement. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

                  Section 7. No Waiver; Remedies. No failure on the part of BE Aerospace to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 8. Indemnification. Without limitation on any other obligations of the Guarantor or remedies of BE Aerospace under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless BE Aerospace from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of BE Aerospace's legal counsel) suffered or incurred by BE Aerospace as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms arising from the failure of the Purchaser to properly authorize, execute and deliver the Purchase Agreement.

                  Section 9. Release of ATEV. Upon the effectiveness of this Guaranty, the Guaranty of ATEV, provided pursuant to the Guaranty dated January 25, 1999, shall be deemed released without the necessity of any further action by BE Aerospace.

                  Section 10. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the

Guaranteed Obligations and all other amounts payable under this Guaranty and the performance by the Purchaser of all its obligations under the Purchase Agreement and (b) not be assignable by the Guarantor or BE Aerospace.

                  Section 11. Governing Law; Arbitration. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) In the event of any dispute in connection with or arising out of the existence, validity, construction or performance of this Guaranty (or any terms hereof) (collectively, a "Dispute"), the Guarantor shall attempt in good faith to negotiate and resolve any such Dispute with BE Aerospace. If after good faith negotiations the Dispute shall have not been resolved, any party may deliver to any other party written notice of its intention to submit the matter to arbitration (the "Arbitration Notice"). If the matter is not resolved within ten (10) Business Days after the delivery of the Arbitration Notice, or such later date as may be mutually agreed upon, then all Disputes shall be finally settled by arbitration. The seat of the arbitration shall be in New York, and the arbitration shall be conducted in English, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules. The arbitrators are precluded from considering or awarding consequential, special, punitive or exemplary damages to any party in any arbitration conducted pursuant hereto. The parties shall have the right to present documentary evidence and witnesses. The parties shall also have the right to cross-examine witnesses. The decision of the arbitrators shall be final and binding upon all the parties, and no party shall seek recourse to a law court or other authorities to appeal for revisions of such decision. Nothing herein shall limit the ability of any party to seek temporary or preliminary injunctive relief pending arbitration.










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                                       S-1

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        SEXTANT AVIONIQUE, S.A.



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